UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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GRANITE CONSTRUCTION INCORPORATED

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 21, 2021

Date:	Wednesday, June 2, 2021

Time:	10:30 a.m., Pacific Time

Place:	Virtual Meeting
http://virtualshareholdermeeting.com/GVA2021

Purposes of the Meeting:

•	To elect three (3) directors of the Company for a term set to expire at the 2023 Annual Meeting;
•	To elect three (3) directors of the Company for a term set to expire at the 2024 Annual Meeting;
•	To hold an advisory vote on executive compensation for the Named Executive Officers;
•	To act upon a proposal to approve the Granite Construction Incorporated 2021 Equity Incentive Plan;
•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

How to Participate:

To participate in the Annual Meeting, you must visit www.virtualshareholdermeeting.com/GVA2021 and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares electronically, submit questions, and examine our list of registered shareholders as of the record date by following the instructions available on the meeting website. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number.

Record Date:

The record date for the 2021 Annual Meeting of Shareholders is April 12, 2021. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

Our Annual Report to Shareholders for 2020 will be made available to shareholders at the same time as the proxy materials. We have also included a copy of the Annual Report to Shareholders for 2020 with the proxy materials on our website.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose related to the meeting during regular business hours at Granite's headquarters located at 585 West Beach Street, Watsonville, CA 95076. Shareholders will also be able to examine the list of shareholders at the Annual Meeting.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we will provide access to these materials online. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 21, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 12, 2021, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the "401(k) Participants" and such plan, the "401(k) Plan"). We will also post our proxy materials on the website referenced in the Notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 21, 2021.

All shareholders may choose to access our proxy materials online or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the Annual Meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote electronically if attending the virtual Annual Meeting.

Due to the continuing public health impact of the COVID-19 pandemic, and to support the health and well-being of our shareholders and employees, the Annual Meeting will be held exclusively online via live audio webcast on the above date and time. You or your proxyholder will be able to attend the Annual Meeting online, vote your shares electronically, submit questions during the meeting, and examine our list of shareholders at the Annual Meeting by visiting http://virtualshareholdermeeting.com/GVA2021 and using your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the meeting will convene the meeting at 10:30 a.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of our website at www.graniteconstruction.com.

By Order of the Board of Directors,

M. Craig Hall
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

i

ii

GRANITE CONSTRUCTION INCORPORATED

585 West Beach Street

Watsonville, California 95076

PROXY STATEMENT

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as "we," "us," "our," "Granite" or the "Company"), on behalf of its Board of Directors (referenced to herein as “Board of Directors” or “Board”), has made its proxy materials available to you on the Internet in connection with Granite's 2021 Annual Meeting of Shareholders, which will take place virtually on June 2, 2021 at 10:30 a.m., Pacific Time, (http://virtualshareholdermeeting.com/GVA2021). The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 21, 2021, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 21, 2021. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 21, 2021.

After carefully considering the format of our Annual Meeting and the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our shareholders and employees, our Board concluded to hold the Annual Meeting exclusively online. Our goal for the Annual Meeting is to enable our shareholders to safely participate in the Annual Meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. Our aim is to offer shareholders rights and participation opportunities during our virtual Annual Meeting that are comparable to those that have been provided at our past in-person Annual Meetings. We intend to return to an in-person format for future shareholder meetings as soon as it is considered safe to do so. To participate in the Annual Meeting, you must go to www.virtualshareholdermeeting.com/GVA2021 and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares electronically, submit questions, and examine our list of registered shareholders as of the record date by following the instructions available on the meeting website. Please refer to the “Participating in the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting online.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2021 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the Annual Meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company, if applicable.

Proposal 1: Election of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive Annual Meetings. Typically, this means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of ten directors.

The terms of David C. Darnell, Celeste B. Mastin and Gaddi H. Vasquez were set to expire at the 2020 Annual Meeting. However, we were unable to hold our 2020 Annual Meeting due to the delay in filing our Form 10-K for the year ended December 31, 2019. As a result, at this year’s Annual Meeting we are asking shareholders to elect three directors with terms set to expire in 2023. The Board has nominated David C. Darnell, Celeste B. Mastin and Gaddi H. Vasquez for new terms. If elected, each of the nominees will serve as a director until the 2023 Annual Meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal, or other cause identified in Granite's bylaws.

The terms of Molly C. Campbell, David H. Kelsey and Michael F. McNally will expire at the 2021 Annual Meeting. The Board has nominated Molly C. Campbell, David H. Kelsey and Michael F. McNally for new terms. If elected, each of the nominees will serve as a director until the 2024 Annual Meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal, or other cause identified in Granite's bylaws.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the Annual Meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" each of the above-named nominees.

Director Qualifications

The table below highlights the qualifications, competency, and experience of each director, including each nominee for election to our Board, that contributed to the Board’s determination that each individual is qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Competency/Experience	Bjork	Kelsey	Darnell	Krusi	McNally	Vasquez	Galloway	Campbell	Lyash	Mastin
Financial Expertise & Literacy	•	•	•	•	•	•	•	•	•	•
Capital Structuring/ Project Finance/M&A	•	•	•	•	•	•	•	•	•	•
Strategic Planning Experience	•	•	•	•	•	•	•	•	•	•
Human Capital/Executive Compensation	•	•	•	•	•	•	•	•	•	•
Enterprise Risk Management	•	•	•	•	•	•	•	•	•	•
Project Execution Risk Management	•	•	•	•	•	•	•	•	•	⸰
Legal/Claims Mgt	•	•	⸰	•	•	•	•	•	•	⸰
Public Sector Contracting	•	•	⸰	•	•	•	•	•	•	⸰
Industry Experience	•	•	⸰	•	•	•	•	•	•	•
Operating Experience	•	•	•	•	•	•	•	•	•	•
Environmental and Social Factors	•	•	•	•	•	•	•	•	•	•
Cyber-Security	•	•	⸰	•	⸰	•	•	•	•	⸰
Politics/Public Policy	•	⸰	•	⸰	⸰	•	•	•	•	⸰

• = Competency; ⸰ = Limited Experience

	Bjork	Kelsey	Darnell	Krusi	McNally	Vasquez	Galloway	Campbell	Lyash	Mastin
Independent
Independent	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Experience
Corporate Governance	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
CEO/President	✔			✔	✔		✔		✔	✔
No. of Current Public Company Boards	1	1	1	3	2	1	2	2	1	1
Retired	✔	✔	✔	✔	✔	✔		✔
Diversity
Gender	M	M	M	M	M	M	F	F	M	F
Racially or Ethnically Diverse						✔		✔
Age Range
59 and under									✔	✔
60 – 64							✔	✔
65 – 69			✔	✔	✔	✔
70 and older	✔	✔
Tenure on Board
0 – 5 years			✔	✔	✔		✔	✔	✔	✔
6 – 10 years						✔
11 years or more	✔	✔

In addition to the table above, the following paragraphs provide further information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his or her age, all positions he or she holds with Granite, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information in the table above and included below regarding each director's and director nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, the Board also believes that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

Nominees for Director TO BE ELECTED FOR Terms Expiring at the 2023 Annual Meeting

Gaddi H. Vasquez	Director since 2012
Mr. Vasquez served as Senior Vice President of Government Affairs of Edison International and Southern California Edison, one of the nation’s largest investor owned utility companies principally serving Southern California, from 2013 to 2019. Prior to that, Mr. Vasquez served as Vice President of State Government Affairs for Southern California Edison from 2009 to 2013. From 1995 to 2002, Mr. Vasquez served as Division Vice President in Public Affairs of Southern California Edison. Mr. Vasquez also served as executive Director of the Annenberg Foundation Trust at Sunnylands in 2009, as U.S. Ambassador to the United Nations Agencies based in Rome, Italy from 2006 to 2009, and as Director of the U.S. Peace Corps from 2002 to 2006. Mr. Vasquez is currently a member of several national advisory boards, a member of the board of directors of the California Public Policy Institute, the National Advisory Board of the Salvation Army, the Pat Brown Policy Institute, a member of the board of governors of the California State University Foundation and a member of the board of trustees of Chapman University. We believe that Mr. Vasquez’s executive level experience and his experience in public service, including leading major organizations involved in the development and construction of major public infrastructure and regional facilities, qualify him to serve on our Board. Mr. Vasquez holds a B.A. degree in Public Service Management from the University of Redlands. Age 66.

David C. Darnell	Director since 2017
Mr. Darnell served as Vice Chairman of Global Wealth & Investment Management at Bank of America Corporation from September 2014 to December 2015 and served as its Co-Chief Operating Officer from September 2011 to September 2014. From July 2005 to September 2011, he served as the President of Global Commercial Banking at Bank of America Corporation. Prior to that, Mr. Darnell held various leadership positions at Bank of America since joining the company in 1979, including Middle Market Banking group president; Central Banking group president; and Midwest Region president. He also served as an Executive Vice President and Commercial Division Executive for Bank of America in Florida. We believe that Mr. Darnell’s significant operational, acquisition, governmental, financial, leadership-development capabilities and technology execution skills qualify him to serve on our board. Mr. Darnell currently serves as a director of the Museum of the American Revolution, the United Services Automobile Association board, and United Services Automobile Association Federal Savings Bank board. Mr. Darnell holds an undergraduate degree from Wake Forest University and an M.B.A. from the University of North Carolina at Chapel Hill. Age 68.

Celeste B. Mastin	Director since 2017
Ms. Mastin assumed the role of Chief Executive Officer of PetroChoice Lubrication Solutions in March 2018. PetroChoice is one of the largest petroleum-based lubricant distributors in the United States for passenger and commercial vehicles and industrial applications. Prior to joining PetroChoice, Ms. Mastin was the Chief Executive Officer of Distribution International, Inc., a supplier of certain construction equipment and environmental products from 2013 to 2017. From 2007 to 2011, she served as Chief Executive Officer and as Chief Operating Officer of MMI Products, Inc., a manufacturer and distributor of building materials. From 2004 to 2007, Ms. Mastin held the role of Vice President of color and glass performance materials and Vice President of growth and development at Ferro Corporation. Ms. Mastin started her career in sales at Shell Chemical. She held European and later global sales management positions as well as a management position at Bostik, Inc. We believe that Ms. Mastin’s global chemicals and building materials sectors experience, as well as her operating experience in sales and marketing and proven leadership ability qualify her to serve on our Board. Ms. Mastin holds a B.S. in Chemical Engineering from Washington State University and a M.B.A. from the University of Houston. Age 52.

Nominees for Director TO BE ELECTED FOR Terms Expiring at the 2024 Annual Meeting

David H. Kelsey	Director since 2003
Mr. Kelsey served as Chief Financial Officer of Verdezyne, Inc. from 2016 to 2018. Verdezyne is a privately owned company that uses synthetic biology to produce high-value chemicals. Prior to joining Verdezyne, Mr. Kelsey was the Chief Financial Officer of Elevance Renewable Sciences, Inc., a privately owned producer of high performance specialty chemicals. From 2002 to 2011, Mr. Kelsey served as Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications. We believe that Mr. Kelsey’s experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions qualify him to serve on our Board. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 70.

Molly C. Campbell	Director since 2019
Ms. Campbell assumed the role of Infrastructure Advisor with the US Treasury, Office of Technical Assistance in May 2020. She was also a 2019 Fellow at Harvard University’s Advanced Leadership Initiative Program. Prior to that, she served as the Director of the Port of New York and New Jersey from 2015 to 2018, the Director of Financial Management Systems for Los Angeles World Airport in 2015, Deputy Executive Director from 2007 to 2015 and Chief Financial Officer from 2000 to 2007 of the Harbor Department of the Port of Los Angeles. Ms. Campbell is also currently a member of the board of directors of East West Bank. We believe Ms. Campbell’s executive leadership experience, expertise in finance, multi-modal logistics, the maritime industry and transportation and infrastructure project experience qualify her to serve on our Board. Ms. Campbell holds a B.A. degree in Political Science from the University of California, Los Angeles and an M.A. degree in Public Policy from Georgetown University. Age 60.

Michael F. McNally	Director since 2016
Mr. McNally retired in 2014 as President and Chief Executive Officer of Skanska USA Inc., a subsidiary of Skanska AB, one of the world’s largest construction companies, a position he had held since 2008. During that time, he also served as one of nine members of Skanska AB’s senior executive team. Prior to his tenure at Skanska, Mr. McNally held various management positions over a 38 year career with Fluor, Marshall Contractors, Mobil Oil and J. Ray McDermott. Mr. McNally is also currently a member of the boards of directors of Limbach Holdings Inc., Terracon, the Rhode Island Commerce Corporation and the Board of Trustees for the University of Rhode Island. From 2016 to 2019 Mr. McNally served as the Chairman of the U.S. Green Building Council Board. We believe that Mr. McNally’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s customers qualify him to serve on our Board. Mr. McNally holds a B.S. degree in Civil Engineering from the University of Notre Dame and an M.B.A. from the University of Rhode Island. Age 66.

CONTINUING DirectorS with Terms Expiring at the 2022 Annual Meeting

Patricia D. Galloway	Director since 2017
Dr. Galloway assumed the role of Chairman of Pegasus Global Holdings, Inc., a firm that performs risk management, management consulting and strategic consulting business services in February 2018. From 2008 to 2018, Dr. Galloway served as Chief Executive Officer of Pegasus Global Holdings. Dr. Galloway served in various positions at The Nielsen-Wurster Group, Inc. including Chief Executive Officer and Principal, and President and Chief Financial Officer from 1981-2008. Dr. Galloway was the first woman President of the American Society of Civil Engineers and served from November 2003 to 2004. Dr. Galloway also serves as an arbitrator on construction and energy litigation cases. Since May 2020, Dr. Galloway has served as a director of Stantec Inc. From July 2018 to December 2018, Dr. Galloway served on the Board of SCANA Corporation as Chair of the Special Litigation Committee and her service ended with the merger of SCANA and Dominion Energy, Inc. She also served as a director on the American Arbitration Board from 2010 to May 2020 and on the National Science Board from 2006 to 2012. We believe that Dr. Galloway’s experience in corporate risk management, combined with her executive-level and dispute resolution experiences, qualify her to serve on our Board. Dr. Galloway holds a Ph.D. in Infrastructure Systems Engineering (Civil) from Kochi University of Technology in Japan, an M.B.A. from the NY Institute of Technology and a Bachelor degree in Civil Engineering from Purdue University. Age 63.

Alan P. Krusi	Director since 2018
Mr. Krusi served as President, Strategic Development of AECOM Technology Corporation, a NYSE-listed company, from 2008 through 2015, where he led the firm’s M&A activities among other responsibilities. From 2003 until 2008, Mr. Krusi served as CEO and President of Earth Tech, Inc., a global engineering and construction firm, which primarily specialized in the design, construction, financing and operations of water treatment facilities, but also provided engineering and management services to the transportation and environmental markets. Prior to that, and over a period of twenty-six years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. From 1994 to 2003, Mr Krusi was president of Obrien Kreitzberg, a company which specialized in providing construction management services to the transportation markets. We believe that Mr. Krusi’s extensive managerial experience attained from serving as the president and CEO of various companies in the engineering and construction services industry qualify him to serve on our Board. Mr. Krusi currently serves on the board of directors of Comfort Systems USA, Inc. and Alacer Gold Corp. He also served on the board of directors of Boxwood Merger Corp. from 2018 to 2019. Mr. Krusi holds a B.A. in Geological Sciences from the University of California, Santa Barbara. Age 66.

Jeffrey J. Lyash	Director since 2018
Mr. Lyash assumed the role of President and CEO of the Tennessee Valley Authority in April 2019. The Tennessee Valley Authority is a corporate agency of the United States that provides electricity for business customers and local power companies and serves 10 million people in seven Southeastern states. Prior to joining the Tennessee Valley Authority, Mr. Lyash served as President and CEO of Ontario Power Generation from 2015 to March 2019. Mr. Lyash was formerly the president of CB&I Power, a position he held from 2013 to 2015, where he was responsible for a full range of engineering, procurement and construction of multi-billion dollar electrical generation projects in both domestic and international markets. Mr. Lyash served as Executive Vice President of Energy Supply for Duke/Progress Energy from 2008 to 2012. Mr. Lyash joined Progress Energy in 1993 where he held a wide range of management and executive roles. Mr. Lyash worked for the U.S. Nuclear Regulatory Commission in a number of senior technical and management positions throughout the Northeastern United States and in Washington, D.C, receiving the NRC Meritorious Service Award in 1987. We believe that Mr. Lyash’s extensive managerial experience and his knowledge and understanding of the power industry qualify him to serve on our Board. Mr. Lyash earned a Bachelor's Degree in Mechanical Engineering from Drexel University, and was honoured with the Drexel University Distinguished Alumnus Award in 2009 and is a graduate of the U.S. Office of Personnel Management Executive Training Program and the Duke Fuqua School of Business Advanced Management Program. Age 59.

RETIRING DIRECTOR AT THE 2021 ANNUAL MEETING

Claes G. Bjork
Mr. Bjork has served as a director since 2006 and as Chairman of the Board since 2018. He retired in 2002 as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, a position he had held since 1997. Prior to such time, Mr. Bjork held various executive and management positions within Skanska and served as Chairman of Scancem Cement. He is also a former Chairman and a current member of the board of directors of the Swedish American Chamber of Commerce, and he previously served on the boards of Consolidated Management Group and Qlik Technologies, Inc. We believe that Mr. Bjork’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s competitors and customers qualify him to serve on our Board. Mr. Bjork studied Civil Engineering in Sweden. Age 75.

Information About the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2020.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Risk(3)
Claes G. Bjork(1)(2)
Molly C. Campbell(1)	✔	✔
David C. Darnell(1)	✔	Chair
Patricia D. Galloway(1)			Chair	✔
David H. Kelsey(1)	Chair			✔
Alan P. Krusi(1)(4)	✔			Chair
Jeffrey J. Lyash(1)	✔			✔
Celeste B. Mastin(1)		✔	✔
Michael F. McNally(1)(2)		✔	✔	✔
Gaddi H. Vasquez(1)		✔	✔
Number of Meetings in 2020	31	7	6	6

(1) Independent directors pursuant to the listing standards of the NYSE.

(2) Chairman of the Board.  As Mr. Bjork will retire at the 2021 Annual Meeting of Shareholders, the Board elected Mr. Michael F. McNally to be Chairman of the Board effective as of the 2021 Annual Meeting of Shareholders.

(3) The Executive Committee was dissolved and the Risk Committee was formed on June 11, 2020.

(4) Mr. Krusi was appointed as Chair of the Risk Committee effective June 11, 2020.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the New York Stock Exchange (“NYSE”). Each member also satisfies the independence requirements for audit committee members of public companies established by the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, and enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under "Board Leadership Structure and its Role in Risk Oversight" and in "Report of the Audit/Compliance Committee" as well as in the Audit/Compliance Committee charter. The Audit/Compliance Committee charter is available on Granite's website. See "Granite Website" below.

Compensation Committee

All members of the Compensation Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our directors, our principal executive officer and our other executive officers. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The principal executive officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee's approval. The Compensation Committee also administers the 2012 Equity Incentive Plan with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the Committee. The Compensation Committee charter is available on Granite's website. See "Granite Website" below.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee has undertaken a thoughtful approach to board refreshment through the Board nomination and evaluation process and retirement policy. Since 2017, the Board has added six new directors, three of whom were women. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board and oversees the annual evaluations of the Board and certain senior executive officers of the Company. These annual evaluations of the Board are conducted through questionnaires, which include a self-assessment, an assessment of the effectiveness of the Board and committees and a peer evaluation. Additionally, the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct. The Nominating and Corporate Governance Committee's policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading "Board of Directors' Nomination Policy." This policy and the Nominating and Corporate Governance Committee charter are available on Granite's website. See "Granite Website" below.

Executive Committee

The Board of Directors dissolved the Executive Committee on June 11, 2020. Prior to being dissolved, the Executive Committee's responsibility was to carry out the powers and authority of the Board in the management of Granite's business within limits set by the Board. The Executive Committee also met regularly to consider the approval of certain large project bidding decisions, as well as to assess and monitor ongoing risks and contingencies related to large projects. The scope of the Executive Committee's authority was determined in accordance with the "Delegation of Authority and Policy" as adopted and revised from time to time by the Board.

Risk Committee

As discussed further below under “Board of Directors Leadership Structure and Its Role in Risk Oversight,” the Board of Directors formed the Risk Committee on June 11, 2020. The Risk Committee is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks. The Risk Committee also provides oversight of sustainability and environmental, social and governance-related risks. All members of the Risk Committee are non-employee directors who are determined by the Board of Directors to be independent under the listing standards of the NYSE. The Risk Committee charter is available on Granite's website www.graniteconstruction.com.

Role of the Compensation Consultant

The Compensation Committee directly retained the services of Frederic W. Cook & Co., Inc. ("FW Cook") to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs.

FW Cook provided services to the Compensation Committee during 2020 which included, but were not limited to, the following:

•	Attended meetings of the Compensation Committee as the Compensation Committee’s advisor;

•	Reviewed the Company’s executive compensation benchmarking peer group and recommended changes for the Compensation Committee's consideration;

•	Evaluated the competitive positioning of Granite’s executive officers' base salaries, annual incentive and long-term incentive compensation relative to our market data;

•	Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions, including for the principal executive officers;

•	Provided advice on the design of Granite's annual and long-term incentive plans;

•	Advised on the performance measures and performance targets for the annual and long-term incentive programs;

•	Advised on other executive compensation policies and practices such as change-in-control, severance payments, equity practices, treatment of equity awards upon retirement, and stock ownership guidelines;

•	Assisted with the preparation of the Company's "Compensation Discussion and Analysis";

•	Provided the Committee with an update on executive compensation trends and regulatory developments to inform the compensation planning process for 2021;

•	Assessed the potential for material risk within Granite's compensation policies and practices for all employees, including executive officers.

Based in part on the policies and procedures FW Cook and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a FW Cook representative, is objective and not influenced by FW Cook’s or its affiliates' relationships with Granite. These policies and procedures include:

•

FW Cook’s professional standards prohibit the executive compensation consultant from considering any other relationships FW Cook or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	The executive compensation consultant receives no incentive or other compensation based on the fees charged to Granite for other services provided by FW Cook or any of its affiliates;

•	The executive compensation consultant is only responsible for selling compensation consulting services to Granite, not any other services provided by FW Cook or affiliate companies;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•	The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement limit how the executive compensation consultant may interact with management.

In retaining FW Cook, the Compensation Committee considered the six factors set forth in Exchange Act Rule 10C-1(b)(4)(i) through (vi) and concluded that no conflict of interest existed that would prevent FW Cook from serving as an independent compensation consultant to the Compensation Committee.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant's advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letters with FW Cook. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant's recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the SEC and the listing standards of the NYSE, the directors shall elect a Lead Director to serve for a two-year term or until such time, if earlier, at which an independent Chairman is elected. Because Claes G. Bjork, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. Bjork chairs all Board meetings and presides over all executive sessions of the non-employee members of the Board. As Mr. Bjork will retire at the 2021 Annual Meeting of Shareholders, the Board elected Mr. Michael F. McNally, an independent director, Chairman of the Board effective as of the Annual Meeting.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability. The structure ensures more active participation by the independent directors in setting the Board's agenda and establishing the Board's priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and principal executive officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company's risks, and effective risk management is a top priority of the Board and management.

In connection with the election of a new Chairman of the Board of Directors, the Nominating and Corporate Governance Committee evaluated the structure, composition and operations of Granite’s Board of Directors committees, including each committee’s respective role in risk oversight and whether a new committee dedicated to risk oversight would bolster the Board of Directors’ risk oversight function. The Board of Directors and Nominating and Corporate Governance Committee completed their review of the Board of Directors’ risk oversight function and on June 11, 2020, formed a Risk Committee that is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks and dissolved the Executive Committee. The Board of Directors and Nominating and Corporate Governance Committee also focused on enhancing principal executive officer succession planning and on further developing cybersecurity expertise of the Board of Directors through continuing director education programs.

Additionally, the Board of Directors has delegated other risk management oversight responsibilities as follows:

The Audit/Compliance Committee has direct responsibility for risk oversight relating to accounting matters, financial reporting, and enterprise, legal and compliance risks. Our Chief Financial Officer (who is responsible for managing the risk management function), General Counsel (who serves as our Corporate Compliance Officer), Vice President of Internal Audit, and independent registered public accounting firm, PricewaterhouseCoopers LLP, all report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee and the Board also meet periodically with management to review Granite's major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite's risk assessment and risk management policies.

The Compensation Committee is responsible for overseeing the management of risks which are mitigated by our employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees the management of risks which are mitigated by our Corporate Governance Guidelines and Policies and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairs report on risk related matters to the full Board from time to time as appropriate.

The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify our material risks in a timely manner. In order to more efficiently manage these risks, the Board has delegated certain risk management oversight responsibilities to relevant Board committees.

Board of Directors' Nomination Policy

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, its governance plans and its overall performance are continuously reviewed. Evaluations for director nominees are conducted annually by the Nominating and Corporate Governance Committee and are made on the basis of observations and interviews with management and with members of the Board.

Also included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite's current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. The Nominating and Corporate Governance Committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a Board of Directors that best serves our needs and those of our shareholders. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. However, as of April 21, 2021, 30% of our directors are women, 20% are racially or ethnically diverse and one of our four committees is chaired by a woman.

Current Board members whose performance, capabilities, and experience meet Granite's expectations and needs are nominated for re-election in the year of their respective term's completion. In accordance with Granite's Corporate Governance Guidelines and Policies, Board members will not stand for re-nomination and no proposed candidate will be re-nominated if the nominee’s 72nd birthday occurs prior to the Annual Meeting of Shareholders in the year of re-nomination or nomination. Moreover, Directors will retire no later than the first Annual Meeting of Shareholders immediately following their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the "three C's": Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite's intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite's Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C's, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and an executive search firm, if the Committee deems engagement of such a firm appropriate. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, a search is conducted to identify appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and Granite's executive management team.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee, or the search for a single nominee may result in multiple candidates of such capability and character that multiple candidates might be nominated and the Board may be expanded accordingly.

It is Granite's intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite's constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.

The Board used the evaluation criteria and procedures listed in this section to nominate Ms. Campbell, Mr. Darnell, Mr. Kelsey, Ms. Mastin, Mr. McNally and Mr. Vasquez for election at the Annual Meeting.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described in “Evaluation Criteria and Procedures” above. The Committee will consider nominees to the Board recommended by shareholders. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific Annual Meeting should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement.

In addition, Granite's bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an Annual Meeting must be received at Granite's principal office, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's Annual Meeting of Shareholders was released to shareholders and must contain the information specified in our bylaws. If no meeting was held in the previous year, the date of the Annual Meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

To be timely, a shareholder nomination for a director to be elected at the 2022 Annual Meeting of Shareholders must be received at Granite's principal office, addressed to the Corporate Secretary, on or before December 22, 2021. For further information, see "Shareholder Proposals to be Presented at the 2022 Annual Meeting of Shareholders."

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

•	A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

•	A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•	The following directors may not be deemed independent: (a) a director who is a current partner or employee of a firm that is Granite's internal or external auditor; (b) a director who has an immediate family member who is a current partner of such a firm; (c) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite's audit; or (d) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite's audit within that time.

•	A director who, or whose immediate family member, is or has been within the last three years, employed as an executive officer of another company where any of Granite's present executive officers at the same time serves or served on that company's compensation committee may not be deemed independent.

•	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members' relationships or circumstances that could impact or change their independence status.

The following non-employee directors are independent under the listing standards of the NYSE: Claes G. Bjork, , Molly C. Campbell, David C. Darnell, Patricia D. Galloway, David H. Kelsey, Alan P. Krusi, Jeffrey J. Lyash, Celeste B. Mastin, Michael F. McNally and Gaddi H. Vasquez.

Board and Annual Shareholder Meeting Attendance

During 2020, the Board of Directors held 18 meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the Annual Meeting of Shareholders.

The Annual Meeting attendance policy is a part of Granite's Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite's website. See "Granite Website" below. We did not hold an Annual Meeting in 2020 as a result of the delay in filing our Form 10-K for the year ended December 31, 2019.  However, all nine directors then in office attended Granite's 2019 Annual Meeting of Shareholders.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite's website. See "Granite Website" below.

Corporate Governance Guidelines and Policies

Granite's Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See "Granite Website" below.

Employee, Officer and Director Hedging

The Company's Insider Trading Policy prohibits employees, officers and directors from engaging in hedging transactions with respect to Company securities. The policy prohibits transactions, other than a current sale transaction, that are designed to protect a holder of securities from a possible decline in the value of such securities, including puts, options, swaps, zero-cost collars, forward sale contracts or similar instruments or arrangements.

Code of Conduct

Granite's Code of Conduct applies to all Granite employees, including the Principal Executive Officer and the Principal Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite's website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See "Granite Website" below.

Inclusive Diversity

Granite’s Board of Directors believes the Company’s culture is underpinned by its core values, including an unwavering commitment to inclusive diversity as exemplified by strategies that address our guiding belief that diverse backgrounds, perspectives, and experiences enhance creativity and innovation. In 2017, the company implemented its GROW (Granite Resources Opportunities for Women) mentoring initiative and employee resource group, to support development opportunities for female employees. As of December 31, 2020, approximately 13% of Granite's workforce were women and 37% were racially and ethnically diverse. Granite is committed to pay equity, regardless of gender or race/ethnicity, and annually conducts an internal pay equity analysis.

Delinquent Section 16(a) Reports

Based solely on a review of the forms filed electronically with the SEC and the written representations received from the directors and executive officers, the Company believes that all reports required to be filed during the year ended December 31, 2020 by Section 16(a) were filed on timely basis, except that due to an administrative error, one forfeiture of common stock to cover the taxes associated with the vesting of restricted stock units by Elizabeth L. Curtis was reported on Form 4 late.

Granite Website

The following charters and policies are available on Granite's website at www.graniteconstruction.com at the "Investors" site, then under "Corporate Governance": the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Risk Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors' Nomination Policy, and the Communication with the Board of Directors Policy. You can also obtain copies of these charters and policies, without charge, by contacting Granite's Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite's website at www.graniteconstruction.com at the "Our Company" site under "Code of Conduct." You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite's Human Resources Department at 831.724.1011.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is asking shareholders to approve an annual advisory resolution on executive compensation. The Board of Directors is providing such vote pursuant to Section 14A of the Exchange Act. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. We received a favorable vote on a similar resolution at our 2019 Annual Meeting of Shareholders, with approximately 98% of our shareholders approving the resolution. The text of the resolution to be voted on at the 2021 Annual Meeting is as follows:

Resolved, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the Company's 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2020 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under "Compensation Discussion and Analysis," which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our Named Executive Officers. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company's strategic objectives and create shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive base salaries targeted at the 50th percentile of comparable positions in the market;
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A comprehensive benefits program which is also available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation and holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation Program.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a "say-on-pay advisory vote," is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.  The next “say on pay” advisory vote following this year’s vote will be held at the 2022 Annual Meeting.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described pursuant to the compensation disclosure rules of the Exchange Act.

Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Objective of the Compensation Program

The market for executive talent is highly competitive and the objective of our executive compensation program is to attract and retain talented, creative, and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Compensation Committee believes that an effective way to enhance Granite's performance is through variable compensation structured to align our executives’ interests with the Company’s short and long-term performance objectives. Key elements of the executive officer program are as follows:

•	Total direct compensation generally is targeted within the range of the 50th percentile of comparable positions in the market;

•	Actual pay levels reflecting market data, individual experience, tenure and impact on business and financial results;

•	Short-term and long-term goals aligned with interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

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A comprehensive benefits program which includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation, holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation Program (“NQDC”).

Executive Officer Compensation Program

We conduct our “Say on Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules. Our Board has determined to hold a Say on Pay vote on an annual basis, consistent with the results of the most recently held advisory vote regarding the frequency of Say on Pay votes. We did not conduct an annual shareholders meeting in 2020. As a result, the last Say on Pay shareholder advisory vote we conducted was in 2019. This resulted in the approval of the compensation of our Named Executive Officers for 2018 by approximately 98% of the votes cast. The Compensation Committee considers these voting results when planning compensation for subsequent years and believes the results affirm the Company’s executive compensation pay levels, programs and policies. Accordingly, the Compensation Committee did not adopt any changes to this program as a result of this vote, although the Compensation Committee is continually evaluating our executive compensation to further align the program with shareholders’ interests. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.

The key components of the 2020 program for compensating our Named Executive Officers are as follows:

•	Adjustments to align target total direct compensation closer with market median levels if deemed necessary by the Compensation Committee;

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An Annual Incentive Plan (“AIP”) with Net Income, Operating Income and Safety as the key performance measures on which to incentivize and reward our Named Executive Officers for the current year (for a detailed explanation, please refer to “2020 Annual Incentive Plan Compensation”); and

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A Long Term Incentive Plan (“LTIP”) that includes a performance-based component (80% weighting) that is based on 3-year relative Total Shareholder Return (“TSR”) and a service based component (20% weighting) to reward and sustain long term performance (for a detailed explanation, please refer to “Long Term Incentive Compensation”).

The specific provisions of the compensation opportunity, plan design, and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

The following table identifies our 2020 Named Executive Officers:

Named Executive Officer	Title as of December 31, 2020
Kyle T. Larkin(1)	President
Jigisha Desai(2)	Senior Vice President and Chief Financial Officer
James A. Radich(3)	Executive Vice President and Chief Operating Officer
James D. Richards	Senior Vice President and Heavy Civil Group Manager
Michael G. Tatusko	Senior Vice President and Northwest Group Manager
James H. Roberts(4)	Chief Executive Officer Emeritus and former President and Chief Executive Officer

(1) Mr. Larkin was appointed as the Company’s Chief Operating Officer on February 10, 2020, and was appointed President effective September 22, 2020.

(2) Subsequent to December 31, 2020, Ms. Desai was appointed Executive Vice President and Chief Strategy Officer and Ms. Elizabeth L. Curtis was appointed Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer).

(3) Mr. Radich was appointed Executive Vice President and Chief Operating Officer effective December 1, 2020.

(4) Mr. Roberts transitioned to Chief Executive Officer Emeritus effective September 22, 2020.

Executive Management Changes

As noted above, Granite’s executive leadership team underwent several changes in 2020. In connection with these changes, our Board of Directors approved new compensation arrangements for Messrs. Larkin and Radich, and approved Mr. Roberts' retirement arrangement, all of which are described below.

Mr. Kyle T. Larkin

In December 2019, the Compensation Committee evaluated Mr. Larkin’s performance and approved the following compensation arrangement effective January 1, 2020:

•	Base salary increase from $425,000 to $475,000;
•	Annual Incentive target award increase from 75% to 80% of base salary; and
•	Long Term Incentive target increase from $450,000 to $600,000.

On February 10, 2020, Mr. Larkin was appointed as the Company's Chief Operating Officer and the Compensation Committee approved the following compensation arrangement:

•	Base salary increase from $475,000 to $525,000, prorated from appointment date;
•	Annual Incentive target remained at 80% of base salary;
•	Long Term Incentive target increase from $600,000 to $800,000 effective January 1, 2020; and
•	A promotion-based restricted stock unit ("RSU") award of $100,000 granted on March 13, 2020, which will ratably vest over three years beginning on March 13, 2021, subject to continued service.

On September 22, 2020, Mr. Larkin was appointed President and the Compensation Committee approved the following compensation arrangement:

•	Base salary increase from $525,000 to $800,000, prorated from appointment date;
•	Annual Incentive increase from 80% to 100% of base salary, prorated from appointment date; and
•	Long Term Incentive target remained the same at $800,000 for the 2020 performance year. Beginning 2021, Mr. Larkin’s target will increase from $800,000 to $2,200,000.

Mr. James A. Radich

On December 1, 2020, Mr. Radich was appointed as the Company's Chief Operating Officer and the Compensation Committee approved the following compensation arrangement:

•	Base salary increase from $375,000 to $500,000, prorated from appointment date;
•	Annual Incentive target remained unchanged and remained payable on California operating group targets for the 2020 performance period due to the timing of his promotion; and
•	Long Term Incentive target remained unchanged for the 2020 performance period.

Effective beginning January 1, 2021, the Compensation Committee approved the following compensation package:

•	Annual Incentive target increase from 75% to 80% of base salary; and
•	Long Term Incentive target increase from $600,000 to $800,000.

Mr. James H. Roberts, Retirement Arrangement

On October 20, 2020, Mr. Roberts and the Company entered into a Retirement and Transition Agreement. Pursuant to this agreement, Mr. Roberts will:

•	Continue to receive a base salary at the rate in effect immediately prior to September 22, 2020 for the period from September 22, 2020 through March 31, 2021;
•	Remain eligible to receive his 2020 Annual Incentive Plan award based on actual results;
•	Remain eligible to receive a payout under the LTIP TSR RSUs based on actual results through the end of the applicable performance period and prorated for his service through March 31, 2021;
•	Be eligible to receive reimbursement of benefits continuation premiums for up to 18 months;
•	Not be eligible to participate in the 2021 AIP or LTIP; and
•	Not be eligible to participate in the Executive Retention and Severance Plan III.

Annual Review of Executive Compensation and Practices

The Compensation Committee and its Compensation Consultant conduct a comprehensive review of the Company’s executive compensation programs, policies and practices.  The Compensation Consultant may recommend changes to the Compensation Committee based on broader market best practices and peer group practices or may recommend other enhancements.  In early 2020, the Compensation Committee and the Board of Directors approved updates to the Executive Retention and Severance Plan and the LTIP and approved a new 2021 Equity Incentive Plan.

Role of the Compensation Committee and Principal Executive Officer in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Target Total Direct Compensation, incentive program design and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The annual salary levels, incentive compensation targets and potential payouts of the other executive officers are reviewed and approved by the Compensation Committee based on recommendations of the principal executive officer and the compensation consultant. The Compensation Committee determines the compensation of the principal executive officer and the principal executive officer does not participate in any deliberations regarding his own compensation. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

Role of the Compensation Consultant

The Compensation Committee retained the services of FW Cook as its Compensation Consultant to provide advice and recommendations on executive officer and Board of Director compensation programs. Representatives of the compensation consultant attended Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant.”

Annual Risk Assessment

The Compensation Committee in consultation with its independent compensation consultant, annually reviews the balance between risk and reward in the design of the executive officer and employee incentive compensation programs. The AIP and LTIP utilize a portfolio of performance metrics across the Company designed to balance short- and long-term financial objectives and generate sustainable shareholder value. Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal. The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty and reviews the financial performance of Granite and its peers to ensure performance goals and payout opportunities are appropriately calibrated. The performance measures, threshold and maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts. Finally, the Company maintains several risk mitigating governance policies such as executive stock ownership guidelines, anti-hedging/pledging policies and an incentive compensation recoupment policy. As a result of the above, the Compensation Committee believes that the compensation program is not reasonably likely to have a material adverse effect on the Company.

Market Data Considered in Determining Executive Compensation for 2020

Each year the Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. During 2020, benchmark data from 2019 was obtained from a peer group consisting of sixteen public companies representing the construction, engineering, and/or construction materials industries. The Compensation Committee believes that industry-specific companies are the most appropriate source of benchmark data as they are most representative of Granite’s market for talent. The data from the peer group of sixteen public companies is used by the Compensation Committee to establish base salary, target total cash and long term incentive compensation levels. For a detailed explanation, please refer to “Long Term Incentive Compensation – Performance Awards.” As an additional market reference point, the Compensation Committee reviews national, general industry survey data scoped based on each executive’s functional role and revenue responsibility.

Peer Group of Public Companies

The sixteen public companies selected for the peer group to inform 2020 target total direct compensation levels are in the construction, engineering, and/or construction materials industries and compete for executive talent in the same market as Granite. For 2020, the Compensation Committee approved replacing Jacobs Engineering with Summit Materials due to Jacobs Engineering being above the acceptable revenue range. At the time the peer group was approved, Granite’s trailing 12-month revenues were at the 53rd percentile of the peer group and the Company’s 12-month average market capitalization was at the 47th percentile of the peer group. The median annual revenue of the approved peer group was $3.2 billion (versus $3.4 billion for Granite) and the median 12-month average market capitalization was $2.4 billion (versus $2.2 billion for Granite).

The table below names each of the companies in the peer group that informed 2020 target compensation levels.

Aegion Corporation	KBR, Inc.	Primoris Services Corporation	US Concrete Inc.
Comfort Systems USA, Inc.	Martin Marietta Materials, Inc.	Quanta Services, Inc.	USG Corp
Dycom Industries, Inc.	MasTec, Inc.	Summit Materials	Valmont Industries, Inc.
EMCOR Group, Inc.	MYR Group, Inc.	Tutor Perini Corporation	Vulcan Materials Company

As an additional reference point, in June 2020, the compensation consultant developed and the Compensation Committee approved, a revised peer group for the 2021 benchmarking comparison.  The changes removed certain larger peers from the benchmarking peer group (Vulcan Materials and Martin Marietta) and replaced them with Tetra Tech Inc., Eagle Materials, Inc. and Cornerstone Building Brands. At the time peer group was approved, the median revenue was $3.0 billion (versus $3.4 billion for Granite) and the median 12-month average market capitalization was $1.9 billion (versus $1.3 billion for Granite).

Compensation Elements

Base Salaries

Annually, the principal executive officer reviews compensation for the Named Executive Officers (other than themselves) and makes recommendations to the Compensation Committee based on their tenure, individual and operating group performance. The Compensation Committee considers these recommendations, as well as benchmarking comparisons prepared by the compensation consultant and sets the base salaries with reference to the peer group market median for the Named Executive Officers, including the principal executive officer. At the end of 2019 following this review, the base salaries of Ms. Desai and Messrs. Richards, and Tatusko increased between 5.3% and 7.1%. Mr. Roberts' base salary remained unchanged. After this annual review, the Named Executive Officer base salaries for 2020 were 8% above the peer median data, in aggregate. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions, or other significant events. Please refer to “Executive Management Changes” for Messrs. Larkin and Radich base salary changes in connection with their promotions.

Base salaries as of December 31, 2020 for the Named Executive Officers were as follows:

Named Executive Officer	Base Salaries as of December 31, 2020
Kyle T. Larkin	$800,000
Jigisha Desai	$500,000
James A. Radich	$500,000
James D. Richards	$450,000
Michael G. Tatusko	$375,000
James H. Roberts	$950,000

2020 Annual Incentive Plan Compensation

The Named Executive Officers participate in the AIP pursuant to which annual incentive compensation is determined by overall company performance and/or applicable operating group performance. Annual profitability forecasts were determined at the beginning of the year and used to establish the target performance goals. Threshold and maximum goals were also established, and payouts were determined based on achievement versus the goals. As in prior years, performance against Company and/or operating group safety objectives served as a modifier to the calculated bonus based on financial performance.

Annual Incentive Opportunity

As presented in detail below, each Named Executive Officer's targeted annual incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The target is set by the Compensation Committee after a review of market median annual incentive target awards of Granite’s peer group and survey data which is the basis for establishing the threshold and maximum annual incentive. Pursuant to the terms of the AIP, maximum cash payouts cannot exceed two times the target opportunity. The aggregate AIP target opportunities were 2% above peer group median data at the time the Compensation Committee approved the 2020 AIP targets at the beginning of 2020. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events. Please refer to “Executive Management Changes” for Mr. Larkin for target opportunity changes in connection with his promotion.

The 2020 AIP opportunities for the Named Executive Officers as of December 31, 2020 are presented below.

Annual Incentive Opportunity

Named Executive Officer	Target as % of Base Salary	Threshold	Target	Maximum
Kyle T. Larkin(1)	87%	$254,750	$509,500	$1,019,000
Jigisha Desai	80%	$200,000	$400,000	$800,000
James A. Radich(2)	65%	$121,875	$243,750	$487,500
James D. Richards	75%	$168,750	$337,500	$675,000
Michael G. Tatusko	65%	$121,875	$243,750	$487,500
James H. Roberts	115%	$546,250	$1,092,500	$2,185,000

(1) Mr. Larkin’s AIP target opportunity is a weighted average based on his time as Chief Operating Officer from January 1, 2020 – September 21, 2020 and his subsequent promotion to President effective September 22, 2020. For a detailed explanation, please refer to “Executive Management Changes”.

(2) Mr. Radich's AIP target opportunity is based on his role as Senior Vice President, California Group Manager prior to his promotion to Chief Operating Officer. For a detailed explanation, please refer to “Executive Management Changes”.

2020 AIP Performance Measures

At the beginning of the annual performance period (January 1st – December 31st), the Compensation Committee approved the 2020 AIP weighting and financial performance goals. The Compensation Committee determined that 2020 AIP payouts for Messrs. Larkin and Roberts, and Ms. Desai were to be determined based on Company financial performance and a Company safety multiplier. For Messrs. Radich, Richards, and Tatusko (the operating group Named Executive Officers), the Committee established independent measures for the 2020 AIP to be paid out based on a blend of Company and operating group financial and safety performance.

The following table illustrates the 2020 AIP performance measures:

	Company Performance		Group Performance
Named Executive Officer	Weighting	Performance Measure	Weighting	Performance Measure(1)
Kyle T. Larkin	100%	Company	0%	-
Jigisha Desai	100%	Net Income(2)	0%	-
James A. Radich(3)	40%	x	60%	Group Operating Income(4)
James D. Richards	40%	Company	60%	x
Michael G. Tatusko	40%	Safety Multiplier(5)	60%	Operating Group Safety Multiplier(5)
James H. Roberts	100%		0%	-

(1) Measured based on each individual operating group performance, where applicable.

(2) Company Net Income is defined as actual consolidated Net Income attributable to Granite Construction Incorporated calculated in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and adjusted for items approved by the Compensation Committee.

(3) Mr. Radich's AIP performance goals are based on his role as Senior Vice President, California Group Manager.

(4) Group Operating Income is defined as actual operating income for the applicable operating group calculated in accordance with U.S. GAAP and adjusted for items approved by the Compensation Committee.

(5) Granite uses the OSHA Recordable Incident Rate (“ORIR”), a nationally recognized metric, to benchmark its safety performance against the construction industry. ORIR tracks all injuries which require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees. It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure.

2020 AIP Performance Measure and Results

The Compensation Committee considered the Company's annual operating plan for the year in setting threshold, target and maximum performance goals for 2020 AIP performance metrics. The payout based on Company and/or operating group financial performance is zero if Company and/or applicable operating group performance, respectively, is below the financial performance threshold. Once threshold requirements are met, Named Executive Officers can earn between 50% and 200% of their annual target opportunity depending on the level of achievement of the Company and/or operating group financial performance. Linear interpolation applies for performance between threshold/target and target/maximum performance levels. The calculated bonus under Company and/or operating group performance components is subject to a safety multiplier ranging from 90% to 115% based on Company and/or operating group safety performance, as applicable. The target and maximum award amounts have been set at levels our compensation committee believes will provide a meaningful incentive to achieve Company and individual goals and contribute to the our financial performance.

The following were the AIP financial performance measures set for 2020 (in millions):

2020 AIP Financial Performance Goals

Performance Level	Threshold Performance 50% of Target	Target Performance 100% of Target	Maximum Performance 200% of Target
Company Net Income	$73.6	$92.0	$110.4
California Group Operating Income	$97.5	$121.9	$146.3
Northwest Group Operating Income	$70.1	$87.7	$105.2
Heavy Civil Group Operating Income	($20.0)	$0.0	$20.0

The following table outlines the safety performance goals and results. Linear interpolation is used to determine the multiplier when actual performance attained falls between threshold/target and target/maximum performance levels:

2020 AIP Safety Multiplier Goals

Performance Level	Threshold 90% Multiplier	Target 110% Multiplier	Maximum 115% Multiplier	Safety ORIR Results	Actual Safety Multiplier
Company	1.30	0.95	0.70	1.07	103%
California Operating Group	1.30	0.95	0.70	0.89	111%
Northwest Operating Group	1.30	0.95	0.70	1.15	99%
Heavy Civil Operating Group	1.30	0.95	0.70	0.97	109%

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

Summary of Actual 2020 AIP Total Bonus Payouts

Named Executive Officer	AIP Target Opportunity	Actual Company Bonus Payout	Actual Operating Group Bonus Payout(1)	Other(2)	Total Actual AIP Bonus Payout(3)
Kyle T. Larkin	$509,500	-	n/a	-	-
Jigisha Desai	$400,000	-	n/a	-	-
James A. Radich	$243,750	-	$240,260	-	$240,260
James D. Richards	$337,500	-	$0	$200,000	$200,000
Michael G. Tatusko	$243,750	-	$121,622	-	$121,622
James H. Roberts	$1,092,500	-	n/a	-	-

(1) Actual operating group payout includes safety multiplier.

(2) In connection with his appointment to Senior Vice President and Heavy Civil Group Manager and the increased responsibility associated with the role, Mr. Richards was guaranteed a minimum award of $200,000, provided that if actual performance under the AIP resulted in a greater award, the award would be based on actual performance.

(3) Represents the sum of 2020 Company and operating group bonus payouts.

Long Term Incentive Compensation

Equity incentive awards are a critical component of the Company’s compensation program and are used to attract and retain talented, highly qualified employees to ensure the continued growth and success of the Company. In order to continue the practice of granting equity incentive awards, the Board of Directors is recommending that shareholders approve the 2021 Equity Incentive Plan. For a detailed explanation, please refer to Proposal 3: Approval of the Granite Construction Incorporated 2021 Equity Incentive Plan.

To emphasize and reward sustained long term performance all Named Executive Officers participated in the 2020 LTIP. For awards after January 1, 2020, the Board of Directors, on the recommendation of the Compensation Committee, approved an amended LTIP for the benefit of the Company's Named Executive Officers and other executive officers. Significant changes to the LTIP include:

•	In the event of a change in control, LTIP awards convert to RSUs, based on target or actual performance through the effective date of the change in control, depending on the timing of the change in control within the performance period, and such RSUs are subject to time-based vesting through the end of the performance period;
•	Double-trigger vesting of any converted RSUs, requiring both a change in control and termination of employment without cause or for good reason; and
•	Proration of LTIP awards on termination of employment due to death, disability or retirement based on actual performance through the end of the applicable performance period.

As presented in detail below, each Named Executive Officer's targeted long term incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The targets are set by the Compensation Committee after a review of market median annual incentive target awards of Granite’s peer group and survey data at the beginning of the year. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events. The LTIP target opportunity was conservatively positioned at 27% below the median data, in aggregate, and varied by each Named Executive Officer and their role. Changes were made to the LTIP incentive target opportunity for our Named Executive Officers for 2020, except for Mr. Roberts, whose target remained at $2,700,000. Mr. Larkin’s 2020 LTIP target is based upon his role as Chief Operating Officer, which is further described in “Executive Management Changes.”

The LTIP incentive target opportunities for the Named Executive Officers under the 2020 LTIP are presented below:

Named Executive Officer	LTIP Incentive Target Opportunity
Kyle T. Larkin	$800,000
Jigisha Desai	$600,000
James A. Radich	$350,000
James D. Richards	$500,000
Michael G. Tatusko	$350,000
James H. Roberts	$2,700,000

Each Named Executive Officer’s target award is divided into two components – Performance Awards and Service Awards. The table below reflects the weighting of the two components:

LTIP Components Weighting

Weighting
Performance Award	80%
Service Award	20%
Total	100%

Performance Awards

The 2020 LTIP is focused on creating long term value creation for our shareholder’s benefit.  The incentive is based on relative TSR over a 3-year performance period and is earned based on achievement of performance targets, settled in RSUs at the end of the period.

TSR performance is calculated based on Granite’s TSR rank relative to the 31 Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification. The higher Granite’s overall performance ranking is, the greater the payout percentage. Pursuant to the terms of the LTIP, maximum payouts cannot exceed two times the target performance opportunity. However, the Compensation Committee has the ability to reduce the payout percentage for the performance period in its sole discretion. The TSR award calculation methodology will remove from the measurement group any comparator companies acquired during the performance period.

2020 - 2022 TSR Payout Curve

(Utilizes a Relative TSR Percentile Ranking System to determine payout as a percentage of Target.)

2020 - 2022
Relative TSR Percentile Rank	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Total Shareholder Return Performance Calculation

Prior to the 2019 - 2021 performance period, TSR was calculated by dividing (i) the sum of the closing price on the last trading day of the performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the performance period. Determination of the performance awards are calculated at the end of a three-year performance period. However, beginning with the 2019 - 2021 performance period, the Compensation Committee changed the calculation of TSR from the beginning/closing stock price to a 20-day trading day average to avoid potential unintended consequences of spot prices.

The following table contains the performance award and payout timing:

TSR Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2017 – December 31, 2019	0% – 200% of 2017 Performance Award	Q1 2020 - Completed
January 1, 2018 – December 31, 2020	0% – 200% of 2018 Performance Award	Q1 2021 - Completed
January 1, 2019 – December 31, 2021(1)	0% – 200% of 2019 Performance Award	Q1 2022
January 1, 2020 – December 31, 2022(1)	0% – 200% of 2020 Performance Award	Q1 2023

(1) Pursuant to his retirement arrangement, Mr. Roberts will remain eligible to receive a payout under the LTIP based on actual results through the end of the applicable performance period and prorated for his service through March 31, 2021. This would include the awards for the 2019 - 2021 and 2020 - 2022 performance periods of which there were no modifications to the performance terms.

Payouts for 2017 - 2019 Total Shareholder Return Awards Paid in 2020

There were no payouts for the 2017 - 2019 TSR performance period and this is reflected in the 2020 Summary Compensation and 2020 Grant Plan Based Award tables. TSR was calculated on Granite’s performance relative to the industry peer group of construction, engineering and construction materials used for benchmarking data in 2017.

The following are the 2017 - 2019 peer group companies and payout curve.

2017 - 2019 TSR Peer Group (11 companies, including Granite)
Aegion Corporation	Martin Marietta Materials, Inc.	Primoris Services Corporation	Vulcan Materials Company
Dycom Industries, Inc.	MasTec, Inc.	Quanta Services, Inc.
EMCOR Group, Inc.	MYR Group, Inc.	Tutor Perini Corporation

2017 - 2019 TSR Payout Curve

(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

2017 - 2019
Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Granite’s three-year TSR performance as of December 31, 2019 for the performance period from January 1, 2017 through December 31, 2019 was below threshold at the 10th percentile, reflecting a share-based earnout of 0% of the target. See “2017 - 2019 TSR Payout Curve” above.

The earned awards for the performance period are presented in the following table.

TSR Performance Period January 1, 2017  – December 31, 2019

Named Executive Officer	Target Award Opportunity	Actual Payout Earned	RSUs Awarded
Kyle T. Larkin(1)	n/a	n/a	n/a
Jigisha Desai(1)	n/a	n/a	n/a
James A. Radich(1)	n/a	n/a	n/a
James D. Richards	$360,000	-	-
Michael G. Tatusko(1)	n/a	n/a	n/a
James H. Roberts	$1,600,000	-	-

(1) Due to the performance period beginning prior to becoming an executive officers, Ms. Desai and Messrs. Larkin, Radich, and Tatusko were not eligible to participate in the 2017 - 2019 LTIP.

Payouts for 2018 - 2020 Total Shareholder Return Awards Paid in 2021

TSR was calculated on Granite’s performance relative to the industry peer group of construction, engineering and construction materials used for benchmarking data in 2018.

The following are the 2018 - 2020 peer group companies and performance curve.

2018 - 2020 TSR Peer Group (12 companies, including Granite)
Aegion Corporation	Martin Marietta Materials, Inc.	Primoris Services Corporation	Tutor Perini Corporation
Dycom Industries, Inc.	MasTec, Inc.	Quanta Services, Inc.	Vulcan Materials Company
EMCOR Group, Inc	MYR Group, Inc.	Summit Materials Inc.

2018 - 2020 TSR Payout Curve
(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

2018 - 2020
Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%

(1) Linear interpolation applies between performance levels.

Granite’s three-year TSR performance as of December 31, 2020 for the performance period from January 1, 2018 through December 31, 2020 was below threshold reflecting a share-based earnout of 0% of the target. See 2018 - 2020 TSR Payout Curve” above.

The earned awards for the performance period are presented in the following table.

TSR Performance Period January 1, 2018 - December 31, 2020

Named Executive Officer	Target Award Opportunity	Actual Payout Earned	RSUs Awarded
Kyle T. Larkin	$360,000	-	-
Jigisha Desai(1)	n/a	n/a	n/a
James A. Radich(1)	n/a	n/a	n/a
James D. Richards	$360,000	-	-
Michael G. Tatusko(1)	n/a	n/a	n/a
James H. Roberts	$1,600,000	-	-

(1) Due to the performance period beginning prior to becoming an executive officer, Ms. Desai and Messrs. Radich, and Tatusko were not eligible to participate in the 2018 - 2020 LTIP.

Service Awards

The Compensation Committee believes granting RSUs assists in maintaining competitive levels of compensation, encourages the continued retention of key management, and aligns the interest of Named Executive Officers with that of the shareholders. Service awards vest in three equal annual installments beginning on the date of grant, subject to continued service.

2020 Service Awards

Named Executive Officer	Service Award	RSUs Awarded(1)
Kyle T. Larkin	$160,005	12,579
Jigisha Desai	$120,000	9,434
James A. Radich	$69,998	5,503
James D. Richards	$100,005	7,862
Michael G. Tatusko	$69,998	5,503
James H. Roberts	$540,002	42,453

(1) The number of RSUs awarded was calculated by dividing the service award by the closing stock price of $12.72, rounded to the nearest share on March 13, 2020.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year's financial results, it is Granite's policy to either recover the amount overpaid or to offset the overpayment against future incentive compensation earned. This policy applies to AIP and LTIP awards. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2020. Granite’s Board of Directors intends to undertake an analysis of whether excess incentive compensation was paid to any of its executive officers or former executive officers in prior years in connection with the Company's restatement as disclosed in the 2019 Annual Report on Form 10-K.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines to align the interests of Granite's Named Executive Officers with the interests of shareholders and to promote Granite's commitment to sound corporate governance. Named Executive Officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards. Stock ownership guidelines are determined as a multiple of the Named Executive Officer's base salary, and are as follows:

•	Chief Executive Officer: 3x annual base salary

•	Other Named Executive Officers: 2x annual base salary

Minimum stock ownership levels are to be achieved within five years following the later of the May 13, 2009 adoption of the Stock Ownership Guidelines and the date an individual becomes a Named Executive Officer. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. Shares that count toward the satisfaction of the guidelines include:

•	Shares owned outright by the Named Executive Officer or his or her immediate family members residing in the same household, whether held individually or jointly;

•	Any vested and deferred RSUs;

•	Shares held for the Named Executive Officer's account in the Granite Construction Incorporated Profit Sharing and 401(k) Plan (“401(k) Plan”); and

•	Shares held in trust for the benefit of the Named Executive Officer or his or her family.

Until the applicable guideline is achieved, the Named Executive Officer is required to retain an amount equal to 25% of net shares received as a result of the vesting of RSUs through Granite's stock incentive plans. As of December 31, 2020, all Named Executive Officers have met the required ownership level or are still within their 5-year compliance period, except for Mr. Richards. As of March 14, 2021, Mr. Richards is in compliance.

The following table contains the 2020 percentage of attainment of the Company’s stock ownership guidelines for Named Executive Officers (excludes Mr. Roberts in light of his March 31, 2021 retirement from the Company):

Stock Ownership as of December 31, 2020

Named Executive Officer	2020 Base Salary	Stock Ownership as Multiple of Base	Required Value of Stock Ownership	Date to be Achieved(1)
Kyle T. Larkin	$800,000	3	$2,400,000	April 2023
Jigisha Desai	$500,000	2	$1,000,000	April 2024
James A. Radich	$500,000	2	$1,000,000	April 2026
James D. Richards	$450,000	2	$900,000	April 2019
Michael G. Tatusko	$375,000	2	$750,000	April 2026

(1) To be achieved within five years after the later of (a) 2009 or (b) becoming a Named Executive Officer.

Anti-Hedging Policy

The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are prohibited from engaging in hedging transactions involving the Company’s securities. For additional information, see "Information About the Board of Directors and Corporate Governance - Employee, Officer, and Director Hedging".

Anti-Pledging Policy

In accordance with the Company’s Insider Trading Policy, a transaction in which a holder of a security of the Company uses that security as collateral for a loan or other extension of credit or a pledge is prohibited. This policy applies to employees, officers and directors of the Company and their family members and affiliates.

Non-Qualified Deferred Compensation

Granite offers its executive officers, Board of Directors, and other key executives, participation in the NQDC, which:

•	Allows executive officers to defer up to 50% of their base compensation and up to 100% of their incentive compensation (cash and equity);

•	Allows non-employee directors to defer receipt of their annual cash retainer and RSU awards;

•

Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment;

•	Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied; and

•

Includes an option under which eligible participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year's base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy

The Compensation Committee has the authority to award discretionary bonuses to employees of the Company. In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate. In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog. In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets. It is our intention that the discretionary bonuses be fixed and determinable as of year-end; this would require approval prior to year-end. The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000. Our Compensation Committee believes that the flexible design of this policy is necessary to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance.

On March 13, 2020, in connection with his promotion to Chief Operating Officer, the Compensation Committee awarded a $100,000 RSU award to Mr. Larkin. This RSU award was rounded up to the nearest share and will vest in three equal annual installments beginning on the first anniversary of the date of grant, subject to continued service.

Other Compensation

The Named Executive Officers are eligible to participate in the 401(k) Plan. Granite provides matching contributions up to 6% of an employee’s gross pay at the discretion of the Board of Directors. Under the terms of a policy applicable to Mr. Roberts and Ms. Desai, each are required to maintain a $5,000,000 personal umbrella liability insurance policy to provide coverage while conducting company business. Mr. Roberts and Ms. Desai receive a $1,417 per month vehicle allowance, which includes the reimbursement for the personal umbrella liability insurance discussed above. Messrs. Larkin, Radich, Richards, and Tatusko received a $1,000 per month vehicle allowance. Granite also offers a health and wellness program and provides employees rewards for participation. All employees with rewards for participation are grossed up for tax purposes. In 2020, pursuant to the plan terms provided to all participating employees, Ms. Desai earned a reward with a total grossed-up value of $594 for a total net value of $400.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee has taken into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation paid to covered employees to $1 million annually. Covered employees include employees acting as our principal executive officer and principal financial officer (for years prior to 2018 our principal financial officer was exempt from the limitation) at any time during the taxable year, our next three highest paid officers and covered employees for any preceding tax year beginning after December 31, 2016. For years prior to 2018, some of the elements of our executive compensation package, including certain payments under our AIP and LTIP, were intended to qualify as “performance-based” compensation, which was exempt from the limitation on deductibility under Section 162(m). The performance-based compensation exemption under Section 162(m) was repealed effective January 1, 2018, except for certain grandfathered arrangements in effect as of and not materially modified after, November 2, 2017. Notwithstanding Section 162(m), the Compensation Committee has the discretion to design and implement elements of executive compensation that may not be fully deductible for income tax purposes.

Change-in-Control Arrangements

All of our Named Executive Officers are participants in the Executive Retention and Severance Plan which provides additional payments and other benefits if the Named Executive Officer is terminated without cause or if the Named Executive Officer terminates employment for “good reason” (as defined further below) following a “change in control” (as defined further below).

On March 25, 2020, the Board of Directors approved an amended Executive Retention and Severance Plan III (“ERSP III”) to be more aligned with general market practices. The ERSP III amends the Company’s previously adopted plan with the following significant changes:

•	Revised the change in control protection period from three years to two years following a change in control;
•	Revised the definition of good reason to be consistent with the definition of good reason in the Company’s equity incentive plan;
•	Revised the equity award payments (for equity awards granted on or after January 1, 2020 or granted upon the achievement of certain performance goals during a performance period beginning on or after January 1, 2020) from a “single trigger” to “double trigger” meaning the executive must have a qualifying termination of employment following a change in control to receive benefits under the ERSP III;
•	Increased the multiple for severance benefits from one time to two times for participants who are Senior Vice Presidents, officers, and key employees (non-CEO or CFO officers);
•	Increased insurance and outplacement service benefits from one year to two years for participants who are officers and key employees;
•	Included a non-disparagement provision in favor of the Company.

On September 14, 2020, the Compensation Committee set the severance multiplier for Mr. Larkin as President at 2x.

The ERSP III provides that if a participant’s employment with Granite is terminated by the Company within two years after a change-in-control of Granite other than for cause, or if the participant resigns from such employment within two years after a change-in-control of Granite for good reason, the participant would be entitled to the following benefits:

•	A lump sum payment equal to 2.99 times (CEO) or 2 times (for the other named positions) the participant’s annual base salary rate in effect immediately prior to the participant’s termination;
•

A lump sum payment equal to 2.99 times (CEO) or 2 times (for the other named positions) the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change-in-control;

•

A lump sum payment equal to 2.99 times (CEO) or 2 times (for the other named positions) the average of the aggregate annual employer contribution (the “employer contribution”), made on behalf of the participant for the three fiscal years preceding the fiscal year of the change-in-control to the 401(k) Plan, and any other retirement plan in effect immediately prior to the change-in-control;

•

A lump sum payment equal to 2.99 times (CEO) or 2 times (for the other named positions) the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

•	Accelerated vesting of equity awards in accordance with the provisions contained in the equity incentive plans (double trigger); and
•	Reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.

Payments made to the terminated participant do not include tax gross-ups and are capped. The amount of the payment will not exceed and will be reduced if required in order not to exceed, the “safe harbor” amount allowable under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

Benefits to new participants will be dependent upon their level of responsibility within the organization, Ms. Desai and Messrs. Larkin, Radich, Richards, and Tatusko are entitled to a severance multiple of 2x under the ERSP III.

Change in control and good reason have the following meanings under the ERSP III:

•

A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; or (iv) a change in the composition of our Board of Directors in any consecutive 12-month period as a result of which fewer than a majority of the directors are “incumbent directors;” and

•

“Good reason” means (i) a material diminution in the participant's authority, duties or responsibilities, causing the participant's position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant's base salary rate (except as part of a broad-based reduction plan applicable to substantially all Company Group employees); (iii) a geographical relocation of the participant's principal office location by more than 30 miles (one way); or (iv) any material breach of the plan by Granite with respect to the participant during a change-in-control period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated into Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Members of the Compensation Committee:

David C. Darnell, Chair	Molly C. Campbell	Michael F. McNally
	Celeste B. Mastin	Gaddi H. Vasquez

 This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

Executive compensation tables

Summary Compensation Table

2020

The following table summarizes, for the fiscal years specified, the compensation for our President, our CFO and other Named Executive Officers.

Named Executive Officer and Position as of December 31, 2020	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle T. Larkin	2020	$584,615	-	$260,010	-	$59,920	$904,545
President	2019	$425,000	-	$90,005	$116,567	$47,663	$679,235
(Principal Executive Officer)	2018	$350,000	-	$89,980	$335,813	$95,395	$871,188
Jigisha Desai	2020	$500,000	-	$120,000	-	$63,399	$683,399
Senior Vice President and	2019	$475,000	$100,000	$264,996	-	$59,800	$899,796
Chief Financial Officer	2018	$387,927	$46,000	$35,562	$115,721	$51,008	$636,218
(Principal Financial Officer)
James A. Radich	2020	$381,058	-	$69,998	$240,260	$48,243	$739,559
Executive Vice President
and Chief Operating Officer
James D. Richards	2020	$450,000	$200,000	$100,005	-	$51,501	$801,506
Senior Vice President	2019	$425,000	-	$476,039	$204,542	$48,409	$1,153,990
and Heavy Civil Group Manager	2018	$425,000	-	$655,904	$233,163	$47,684	$1,361,751
Michael G. Tatusko	2020	$375,000	-	$69,998	$121,622	$50,012	$616,632
Senior Vice President
and Northwest Group Manager
James H. Roberts	2020	$950,000	-	$540,002	-	$51,650	$1,541,652
Chief Executive Officer Emeritus,	2019	$950,000	-	-	-	$51,158	$1,001,158
and former President and Chief	2018	$900,000	-	$2,537,935	$628,970	$59,718	$4,126,623
Executive Officer (Former Principal
Executive Officer)

(1) The 2020 amount in column (d) reflects Mr. Richard's guaranteed minimum award of $200,000 in connection with his appointment to Senior Vice President and Heavy Civil Group Manager.

(2) The awards in column (e) reflect the grant date fair value of stock awards granted pursuant to (i) service in the stated year based on the Service Award feature of the LTIP, and (ii) the grant date fair value of stock awards granted in the stated year approved by the Compensation Committee. For a detailed explanation, regarding RSUs granted during 2020 to the Named Executive Officers, please refer to the Grants of Plan-Based Awards table. The grant date fair value is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on the market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020. For a detailed explanation, please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation”

(3) Please refer to the All Other Compensation Table below for details with respect to all other compensation.

All Other Compensation Table

2020

Named Executive Officer	401(k) Match(1)	Dividends(2)	Vehicle Allowances(3)	Insurance(4)	Other(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Kyle T. Larkin	$17,100	$11,711	$12,000	$19,109	-	$59,920
Jigisha Desai	$14,980	$12,655	$17,004	$18,166	$594	$63,399
James A. Radich	$17,100	$3,266	$12,000	$15,877	-	$48,243
James D. Richards	$17,100	$7,031	$12,000	$15,370	-	$51,501
Michael G. Tatusko	$17,100	$3,210	$12,000	$17,702	-	$50,012
James H. Roberts	$17,100	-	$17,004	$17,546	-	$51,650

(1) The amounts in column (b) reflect the company matching contribution, not to exceed 6% on compensation deferred into the 401(k) Plan.
(2) The amounts in column (c) reflect RSU dividend equivalent units.
(3) The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers.

(4) The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, Accidental Death & Dismemberment, Executive Liability Insurance, and Employee Assistance Program.

(5) The amount in column (f) includes Ms. Desai’s health and wellness program reward with a total grossed-up value of $594, a total net value of $400.

Grants of Plan-Based Awards Table

2020

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2020.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units		Grant Date Fair Value of Stock Awards(3)
Named Executive Officer	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Kyle T. Larkin	-	$254,750	$509,500	$1,019,000	-	-	-	-		-
	-	-	-	-	$320,000	$640,000	$1,280,000	-		-
	03/13/20	-	-	-	-	-	-	12,579	(4)	$160,005
	03/13/20	-	-	-	-	-	-	7,862	(5)	$100,005
Jigisha Desai	-	$200,000	$400,000	$800,000	-	-	-	-		-
	-	-	-	-	$240,000	$480,000	$960,000	-		-
	03/13/20	-	-	-	-	-	-	9,434	(4)	$120,000
James A. Radich	-	$121,875	$243,750	$487,500	-	-	-	-		-
	-	-	-	-	$140,000	$280,000	$560,000	-		-
	03/13/20	-	-	-	-	-	-	5,503	(4)	$69,998
James D. Richards	-	$168,750	$337,500	$675,000	-	-	-	-		-
	-	-	-	-	$200,000	$400,000	$800,000	-		-
	03/13/20	-	-	-	-	-	-	7,862	(4)	$100,005
Michael G. Tatusko	-	$121,875	$243,750	$487,500	-	-	-	-		-
	-	-	-	-	$140,000	$280,000	$560,000	-		-
	03/13/20	-	-	-	-	-	-	5,503	(4)	$69,998
James H. Roberts	-	$546,250	$1,092,500	$2,185,000	-	-	-	0		$0
	-	-	-	-	$1,080,000	$2,160,000	$4,320,000	-		-
	03/13/20	-	-	-	-	-	-	42,453	(4)	$540,002

(1) Amounts in columns (c) through (e) reflect threshold, target and maximum incentives, as applicable (subject to rounding), under the 2020 AIP. For a detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2020 AIP, please refer to “Compensation Discussion and Analysis — Compensation Elements — 2020 Annual Incentive Compensation,” 2020 AIP Performance Measures and Results and the 2020 Summary Compensation Table.

(2) Amounts in columns (f) through (h) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR) component of our 2020 LTIP. Each of our Named Executive Officers has the ability to earn from 0% to 200% of the TSR component of the LTIP target opportunity. Any payouts under the LTIP are made in the form of RSUs. Payouts on the TSR component of the LTIP are made after the end of the performance period.

(3) Amounts in column (j) reflect all RSU awards granted on March 13, 2020. The grant date fair market value was calculated by multiplying the number of RSUs awarded by the closing price of our common stock of $12.72 on the date of the grant.

(4) The RSUs granted on March 13, 2020 reflect the service awards granted under the LTIP. The number of RSUs granted for the service award was calculated by dividing the service award by the closing price of our common stock of $12.72 on the date of the grant. The granted service award RSUs vest in three equal annual installments beginning on March 13, 2021, subject to continued service; unless retirement eligibility per the 2012 Equity Plan is met, in which case vesting is accelerated. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board of Directors on the outstanding common stock of the Company.

(5) The RSUs granted on March 13, 2020 reflect an award to Mr. Larkin which was approved by the Compensation Committee in recognition of his contributions. The number of RSUs granted was determined by dividing $100,000 by $12.72, the fair market value of the Company’s common stock on the date of grant and rounded to the nearest share. These RSUs will ratably vest over three years beginning on March 13, 2021, subject to continued service. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board of Directors on the outstanding common stock of the Company.

Outstanding Equity Awards at Fiscal Year-End Table

2020

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2020.

	Stock Awards
Named Executive Officer	Number of Shares or RSUs That Have Not Vested(1)(2)	Market Value of Shares or RSUs That Have Not Vested(3)
(a)	(b)	(c)
Kyle T. Larkin	22,769	$608,160
Jigisha Desai	15,067	$402,440
James A. Radich	6,350	$169,609
James D. Richards	12,644	$337,721
Michael G. Tatusko	6,241	$166,697
James H. Roberts	-	-

(1) Upon death, disability, or achieving retirement eligibility, all equity awards of a Named Executive Officer would vest immediately.
(2) Vesting dates for each outstanding RSU awards for the Named Executive Officers is set forth in the table below.
(3) The amounts shown in column (c) are based on the December 31, 2020 closing price of the Company’s common stock of $26.71.

Vesting Dates for Each Outstanding RSU Awards for the Named Executive Officers

		Number of RSUs Underlying Vesting Awards Vesting Date
Named Executive Officer	Award Type	2/15/2021	3/13/2021	3/14/2021	12/3/2021	3/13/2022	3/14/2022	12/3/2022	3/13/2023
Kyle T. Larkin	RSU		6,969	1,186	-	6,970	674	-	6,970
Jigisha Desai	RSU	-	3,216	1,439	1,371	3,217	1,236	1,371	3,217
James A. Radich(1)	RSU	6,350	-	-	-	-	-	-	-
James D. Richards	RSU	-	2,680	1,186	1,371	2,681	674	1,371	2,681
Michael G. Tatusko	RSU	-	1,876	388	-	1,876	224	-	1,877
James H. Roberts(2)	RSU	-	-	-	-	-	-	-	-

(1) Pursuant to the terms of the Granite Construction Incorporated 2012 Equity Incentive Plan, Mr. Radich qualified as retirement eligible on February 15, 2021 and all of his outstanding equity awards vested as of that date.

(2) Pursuant to the terms of the Granite Construction Incorporated 2012 Equity Incentive Plan, Mr. Roberts qualifies as retirement eligible and all of his outstanding equity awards are vested.

Stock Vested Table

2020

The following table summarizes the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2020 and the value realized before payment of any applicable withholding tax and broker commissions.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(1)
(a)	(b)	(c)
Kyle T. Larkin	1,333	$16,958
Jigisha Desai(2)	3,013	$55,857
James A. Radich	673	$8,557
James D. Richards	3,142	$57,504
Michael G. Tatusko	571	$7,260
James H. Roberts(3)	42,453	$538,729

(1) The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

(2) Ms. Desai participates in the Granite's NQDC Plan and defers 100% of her RSU awards upon vesting.

(3) Pursuant to the terms of the Granite Construction Incorporated 2012 Equity Plan, Mr. Roberts qualifies as retirement eligible and his equity awards are vested.

Nonqualified Deferred Compensation Table

2020

The following table summarizes our Named Executive Officers' compensation under our NQDC plan for the year ended December 31, 2020, which is also reflected in the Summary Compensation Table.

Named Executive Officer	Executive Contribution in Last Fiscal Year(1)(2)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/Distributions(4)	Aggregate Balance at Last Fiscal Year End(5)
(a)	(b)	(c)	(d)	(e)	(f)
Kyle T. Larkin(6)	n/a	n/a	n/a	n/a	n/a
Jigisha Desai	$405,521	-	$541,019	-	$3,902,823
James A. Radich	-	-	$27,059	($50,614)	$180,328
James D. Richards(6)	n/a	n/a	n/a	n/a	n/a
Michael G. Tatusko(6)	n/a	n/a	n/a	n/a	n/a
James H. Roberts	$285,000	-	$218,121	-	$2,697,674

(1) The NQDC plan allows Named Executive Officers to defer base salary and incentive compensation, which includes equity and cash awards. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. The distribution may consist of in-service distributions while they are actively employed or a future retirement election. A distribution election is irrevocable on the first day of each plan year. For a detailed explanation of the NQDC, please refer to “Compensation Discussion and Analysis — Non-Qualified Deferred Compensation”.

(2) The amounts in column (b) include; (i) Mr. Roberts’s base salary deferral of $285,000; (ii) Ms. Desai’s base salary deferral of $249,664, deferred 2019 cash bonus performance award of $100,000 paid in April 2020, 33% or $2,976 of her service award granted on March 14, 2017 and vested on March 14, 2020, 33% or $2,519 of her service award granted on March 14, 2018 and vested on March 14, 2020,  33% or $8,387 of her service award granted on March 14, 2019 and vested on March 14, 2020, 33% or $6,991 of her performance award granted on March 14, 2019 and vested on March 14, 2020, and 33% or $34,985 of her performance award granted on December 3, 2019 and vested on December 3, 2020;(iii) Prior to his appointment to serve as an executive officer, Mr. Radich participated in the NQDC Plan, however he elected not to participate in 2020. The base salary deferral reported in this column (b) is included within the amount reported as salary for that officer in the 2020 Summary Compensation Table. The performance award deferral reported in this column (b) is included within the amount reported as stock awards for that officer in the 2020 Summary Compensation Table.

(3) The amounts in column (d) do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table as above market or preferential earnings.

(4) Pursuant to the terms of the NQDC Plan, and in accordance with his previous in-service account elections, Mr. Radich received a cash distribution of $50,614.
(5) Amounts reported in this column (f) for each Named Executive Officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive compensation.
(6) Messrs. Larkin, Richards, and Tatusko elected to not participate in the NQDC Plan in 2020.

Potential Payments Upon Change-in-Control

Except in the case of a change-in-control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment. Upon death or disability, or becoming retirement eligible all equity awards of a Named Executive Officer would vest immediately. The amount of equity awards that would vest upon each Named Executive Officer's death, disability, or if retirement eligibility has been met is set forth in column (e) below.

The following table sets forth an example of the potential payments and benefits under Granite's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment without cause or for “good reason” as defined in “Change-in-Control Arrangements” within two years following a change-in-control of Granite.

Mr. Roberts was no longer eligible to receive this benefit under his retirement arrangement. For a detailed explanation, please refer to “Executive Management Changes”.

The amounts set forth in the following table are based on the assumption that such termination event occurred on the last business day of fiscal year 2020.

Named Executive Officer	Cash Severance Payment(1)	Insurance Benefits(2)	Other Compensation(3)	Accelerated Equity Awards(4)	Total	Section 280G Safe Harbor Provision(5)	Adjusted Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle T. Larkin	$2,145,738	$33,442	$33,000	$608,160	$2,820,340	-	$2,820,340
Jigisha Desai	$1,248,265	$37,664	$24,246	$402,440	$1,712,615	-	$1,712,615
James A. Radich	$1,687,135	$28,966	$33,000	$169,609	$1,918,710	($269,268)	$1,649,442
James D. Richards	$1,565,563	$33,672	$33,000	$337,721	$1,969,956	-	$1,969,956
Michael G. Tatusko	$1,503,677	$33,176	$33,000	$166,697	$1,736,550	($259,422)	$1,477,128

(1) The amount in column (b) for Ms. Desai, Messrs. Larkin, Radich, Richards, and Tatusko reflect a lump sum payment equal to (i) two times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) two times the annual base salary rate in effect immediately prior to the termination. For a detailed explanation, please refer to “Change-in-Control Agreements.”

(2) The amount in column (c) for Ms. Desai, Messrs. Larkin, Radich, Richards, and Tatusko reflect a lump sum payment equal to two times the average annual cost to Granite of the Named Executive Officer's group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination. For a detailed explanation, please refer to “Change-in-Control Agreements.”

(3) The amount in column (d) for Ms. Desai, Messrs. Larkin, Radich, Richards, and Tatusko reflect a lump sum payment equal to two times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. For a detailed explanation, please refer to “Change-in-Control Agreements.”

(4) In the event of a change-in-control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2020 closing price of our common stock of $26.71. Pursuant to the terms of the Granite Construction Incorporated 2012 Equity Plan, Mr. Radich qualifies as retirement eligible and his equity awards vest immediately.

(5) Payments under the Executive Retention and Severance Plan are subject to reduction to the extent necessary not to exceed the “safe harbor” amount under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

Director Compensation

Stock Ownership

All non-employee directors are required to own and maintain three times their Annual Board of Directors Cash Retainer in Granite common stock within five years after joining the Board of Directors. As of December 31, 2020, all non-employee directors with five or more years of service to the Board of Directors had achieved the stock ownership levels. For additional information, please refer to “Stock Ownership Guidelines”.

Cash and Equity Compensation Policy

Every other year the compensation consultant conducts a comprehensive review of the Board of Director’s compensation program. The Compensation Consultant may recommend changes to the cash and equity based on benchmarking comparisons or broader market best practices.

Granite's non-employee directors receive annual cash retainers and equity grants as set forth in the table below. Key highlights of the director compensation program are as follows:

1.	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;

2.	The Chairman of the Board's retainer is inclusive of all Committee retainers; and

3.

Directors, other than the Chairman of the Board, receive an annual grant of RSUs valued at $110,000 on the date of grant. The Chairman of the Board receives an annual grant of RSUs equal to $175,000 in value on the date of grant. All RSUs vest in full on the first anniversary of the date of grant. A Director may elect to defer receipt of shares until after the end his or her service to the Board of Directors.

Annual Cash Board Retainers
Member	$90,000
Chairman of the Board	$175,000

Annual Cash Committee Service Retainers
Audit/Compliance Non-Chair Member	$10,000
Audit/Compliance Chair	$20,000
Nominating and Corporate Governance Non-Chair Member	$7,500
Nominating and Corporate Governance Chair	$15,000
Compensation Non-Chair Member	$8,500
Compensation Chair	$17,000
Risk Committee Non-Chair Member	$7,500
Risk Committee Chair Member	$15,000

Annual Equity Grants
Member	$110,000	RSUs
Chairman of the Board	$175,000	RSUs

Director Compensation Table

2020

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2020.

Director	Fees Earned or Paid in Cash(1)	Stock Award(2)	All Other Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)
Claes G. Bjork(4)	$175,000	-	$15,432	$190,432
James W. Bradford, Jr.(5)	$77,266	-	$5,024	$82,290
Molly C. Campbell(4)	$108,500	-	$342	$108,842
David C. Darnell(4)	$108,536	-	$342	$108,878
Patricia D. Galloway(4)	$121,397	-	$2,385	$123,782
David H. Kelsey(4)	$118,918	-	$12,493	$131,411
Alan P. Krusi(4)	$105,315	-	$342	$105,657
Jeffrey J. Lyash(4)	$109,552	-	$342	$109,894
Celeste B. Mastin(4)	$106,000	-	$342	$106,342
Michael F. McNally(4)	$112,397	-	$3,459	$115,856
Gaddi H. Vasquez(4)	$106,000	-	$8,849	$114,849

(1) The amounts in column (b) reflect the annual cash retainer paid to non-employee directors for the year ended December 31, 2020. In 2020 each non-employee director was paid an annual retainer as a member of the Board of Directors and additional retainers for service as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid.

(2) Non-employee director annual equity grants for 2020 will be granted following the 2021 Annual Meeting and as a result the non-employee directors do not have any outstanding RSUs as of year end. As of December 31, 2020: Mr. Bjork had an outstanding balance of 30,006 deferred units; Dr. Galloway had an outstanding balance of 4,637 deferred units; Mr. Kelsey had an outstanding balance of 23,626 deferred units; Mr. McNally had an outstanding balance of 6,725 deferred units, and Mr. Vasquez had an outstanding balance of 14,618 deferred units.

(3) The amounts in column (d) include the cash value of dividend equivalents from deferred units in prior years and RSUs for previously granted awards prior to vesting.

(4) Ms. Campbell deferred 20% of her annual cash retainers into the NQDC Plan. Dr. Galloway, Ms. Mastin and Messrs. Bjork, Bradford, Darnell, Kelsey, Krusi, Lyash, McNally, and Vasquez elected not to participate in the deferral of their annual cash retainers into the NQDC Plan in 2020. For a detailed explanation of the NQDC Plan, please refer to “Non-Qualified Deferred Compensation”.

(5) Mr. Bradford retired from the Board of Directors effective August 21, 2020. Board of Directors fees were prorated according to his retirement date.

PAY RATIO DISCLOSURE

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires we disclose the ratio of our principal executive officer's ("PEO's") total annual compensation to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our PEO.

To determine our median employee, we made a direct determination from our total employee population (excluding the PEO). Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives, we ranked our employees from the highest paid to the lowest paid. We selected a determination date of November 27, 2019. In 2019 we reasonably determined that the employee at the midpoint had anomalous characteristics; therefore, we selected a substitute employee near the median with substantially similar compensation (using our consistently applied compensation measure) to the originally identified employee. Our employee population of 9,186 U.S and Non-U.S. salary and hourly employees were evaluated as of November 27, 2019 and reflects compensation paid from January 1, 2019 through November 27, 2019.  Where allowed under the Dodd-Frank Act, we annualized compensation through November 27, 2019 for employees hired in 2019 to determine our median employee. As permitted by SEC rules under the de minimis exception, we excluded approximately 250 employees located in Brazil and approximately 80 employees located in Canada, who, in aggregate represent less than 5% of our total employee population. As a result of these exclusions, the employee population used to identify our median employee was comprised of 8,855 individuals. Payments not made in U.S. dollars were converted to U.S. dollars using a 12-month average exchange rate for the year. SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do not believe that there has been a change to our employee population or our employee compensation arrangements that would result in a significant change to our pay ratio disclosure.

Based on the above determination, our median employee's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) was $76,978. Due to the PEO transition in September 2020, and in accordance with SEC rules, we’ve elected to annualize our PEO’s compensation for purposes of the pay ratio based on the compensation of Mr. Larkin, who was serving as PEO on November 27, 2020 (the anniversary of the determination date of the median-compensated employee). To annualize Mr. Larkin's compensation, we recalculated his annual total compensation assuming he had received a full-year of his base salary and perquisite allowance as PEO, but treating the other elements of his compensation as they are reported in the Summary Compensation Table. Our PEO's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and annualized was $1,119,930. The resulting ratio was 15:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.

The Dodd-Frank Act rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Our pay ratio is not an element that the Compensation Committee considers in setting the compensation of our PEO, nor is our PEO’s compensation a material element that management considers in making compensation decisions for non-officer employees. However, the compensation of our employees is periodically reviewed to ensure alignment with our compensation philosophy of paying at the market median.

Equity Compensation Plan Information

The following table contains information as of December 31, 2020 regarding stock authorized for issuance under the 1999 and 2012 Equity Incentive Plan and the Employee Stock Purchase Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans
			(excluding stock reflected in column (a))
	(a)(1)	(b)(2)	(c)(3)
Equity Compensation Plans Approved by Shareholders	598,604	-	2,479,974
Equity Compensation Plans Not Approved by Shareholders	-	-	-

Total	598,604	-	2,479,974

(1) Reflects RSUs covering 598,604 shares of common stock. The Employee Stock Purchase Plan enables employees to purchase our common stock at a 5% discount on the market value of the last day of the six-month offering period. As such, the number of shares that may be issued during an offering period and the purchase price of such shares cannot be determined in advance.

(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only. As of December 31, 2020, no stock options were outstanding.

(3) Includes 496,192 shares under the 1999 and 2012 Equity Incentive Plan and 1,983,782 shares under the Employee Stock Purchase Plan.

PROPOSAL 3: APPROVAL OF THE GRANITE CONSTRUCTION INCORPORATED 2021 EQUITY INCENTIVE PLAN

The Board is requesting that our shareholders vote in favor of approving the Granite Construction Incorporated 2021 Equity Incentive Plan (the "2021 Equity Plan"), which was adopted by Granite's Board of Directors (the "Board") on April 1, 2021. If approved, the 2021 Equity Plan will be effective as of the Board approval date and will serve as the successor to the Granite Construction Incorporated Amended and Restated 2012 Equity Incentive Plan (the "2012 Equity Plan"), which is currently the only plan pursuant to which Granite can grant equity awards, and no additional equity awards will be granted under the 2012 Equity Plan after the 2021 Equity Plan is approved by shareholders. The Board believes that the 2021 Equity Plan is in the best interest of the shareholders and Granite, as it will allow Granite to continue to attract and retain talented and creative employees, directors and consultants who can assist Granite in competing in the marketplace, delivering consistent financial performance and growing shareholder value.

Status of the 2012 Equity Plan

The 2012 Equity Plan was adopted by the Board on March 30, 2012 and approved by our shareholders on May 23, 2012. The 2012 Equity Plan currently authorizes Granite to issue up to 1,000,000 shares of common stock to employees, directors and consultants, of which 570,665 shares remain available as of March 31, 2021 for the grant of new incentive awards in accordance with the following:

Shares remaining available for grant under the 2012 Equity Plan as of March 31, 2021	570,665
Options outstanding under the 2012 Equity Plan as of March 31, 2021	0
All full value awards outstanding under the 2012 Equity Plan as of March 31, 2021	400,960

The complete text of the 2012 Equity Plan is incorporated by reference to Appendix A to Granite's Proxy Statement filed on April 11, 2012.

Determination of Number of Shares to Add to the 2021 Equity Plan

Awards Are an Important Part of Our Compensation Philosophy.  The Board believes that Granite must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility. The Board expects that the 2021 Equity Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to enhance Granite's growth and profitability. The 2021 Equity Plan is intended to ensure that we will continue to have a reasonable number of shares available under our compensation plans to provide us with flexibility to meet future compensation needs. We do not view the number of shares that currently remain available for grant under the 2012 Equity Plan as sufficient to allow us to execute on our long-term business plan, and the size of the aggregate share reserve under the 2021 Equity Plan is intended to provide us with sufficient shares for approximately the next three to four years. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, equity award type mix, etc.

Historic Use of Equity and Outstanding Awards.  The following table provides certain additional information regarding our historical annual burn rate for awards and shares authorized and outstanding and available for grant:

Historic Annual Burn Rate for Awards

Fiscal Year	2018	2019	2020
Stock options granted	0	0	0
Full value awards granted	270,667	240,923	461,805
Weighted-average common shares outstanding	43,563,723	46,558,829	45,613,789
Gross burn rate (1)	0.62%	0.52%	1.01%

(1) The gross burn rate is calculated as follows: shares granted in the fiscal year divided by weighted-average common shares outstanding for the applicable fiscal year.

Potential Dilution and Overhang from the 2021 Equity Plan. As discussed in further detail below, the 2021 Equity Plan, if approved, will provide for the grant of up to 2,915,665 shares, comprised of 570,665 shares that were available for grant under the 2012 Equity Plan as of March 31, 2021 and 2,345,000 newly approved shares. The 2,915,665 shares (total pool) or 2,345,000 shares (incremental increase) represent 6.37% or 5.12%, respectively, of the Company's outstanding common shares (measured as of March 31, 2021).  If the 2021 Equity Plan is approved, fully diluted overhang would be 6.75% (calculated with a numerator equal to the outstanding (400,960) and available awards (2,915,665) under the 2021 Plan, and a denominator equal to the Company’s outstanding common shares, measured as of March 31, 2021 (45,791,712) plus outstanding (400,960) and available awards (2,915,665) under the 2021 Plan). If the 2021 Equity Plan is approved and awards are granted under the 2012 Equity Plan after March 31, 2021 and prior to the date shareholders approve the 2021 Equity Plan (June 2, 2021), the maximum number of shares available for issuance under the 2021 Equity Plan will be reduced by any shares issued pursuant to such awards.

The number of shares of common stock outstanding as of March 31, 2021 was 45,791,712, and the closing price of the common stock on the New York Stock Exchange was $40.25 per share.

Material Terms of the 2021 Equity Plan

We are seeking approval of the 2021 Equity Plan so we may continue to offer a competitive equity incentive program. The following summary of certain major features of the 2021 Equity Plan is qualified in its entirety by reference to the actual text of the 2021 Equity Plan, which is attached to this proxy statement as Appendix A.

By approving the 2021 Equity Plan, the shareholders will be approving, among other things:

•	the eligibility requirements for participation in the 2021 Equity Plan;

•	the maximum annual award for non-employee directors; and

•	the maximum number of shares on which stock options, performance shares and awards of restricted stock, restricted stock units and other stock-based awards may be based.

Key Terms of the 2021 Equity Plan at a Glance

The following is a summary of the key provisions of the 2021 Equity Plan, as set forth and stated herein.

Plan Term:	April 1, 2021 to the earliest of:
(1) its termination by the Compensation Committee of Granite's Board (the "Committee");
(2) the date on which all the shares of Granite common stock available for issuance under the 2021 Equity Plan have been issued and all restrictions on those shares have lapsed; or
(3) April 1, 2031.

Eligible Participants:

Employees of Granite and any present or future parent or subsidiary of Granite are eligible to receive each type of award offered under the 2021 Equity Plan, including "incentive stock options," within the meaning of Section 422 of the Code (as defined in the 2021 Equity Plan).

Consultants and directors are eligible to receive awards other than incentive stock options under the 2021 Equity Plan.

Shares Available for Awards:

2,915,665 shares less one share for every share issued in payment of any award granted under the 2012 Equity Plan after March 31, 2021 and prior to the shareholder approval date, subject to adjustment for changes in capitalization and the share counting provisions described below.

Award Types:	(1) Stock options (2) Restricted stock (3) Restricted stock units (4) Performance shares (5) Performance units (6) Other stock-based awards

Award Terms:

Stock options will have a term of no longer than 10 years, and incentive stock options granted to ten percent owners will have a term of no longer than 5 years. All other awards are subject to the terms set forth in the applicable award agreement and in the 2021 Equity Plan.

ISO Limits:	No more than 2,915,665 shares may be issued upon the exercise of incentive stock options granted under the 2021 Equity Plan.

Director Compensation Limitation:	The aggregate dollar value of equity-based awards and cash compensation granted to a non-employee director during any fiscal year may not exceed $700,000.

Vesting:	Time-based or performance-based, as determined by the Committee.

Not Permitted:

(1)  No repricing. The following is not permitted without stockholder approval: repricing or reducing the exercise price of a stock option or stock appreciation right; settling, canceling or exchanging any outstanding option or stock appreciation right in consideration for the grant of a new award with a lower exercise price or for a cash payment when the exercise price of the option exceeds the fair market value of the underlying stock (except in connection with a change in control); or taking any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which Granite’s shares are listed.

(2)  No dividends are paid on unvested awards. Any dividends or dividend equivalents applicable to the shares subject to an award will be subject to the same vesting or performance conditions as the underlying award and will not be paid until and unless the underlying award vests.

(3)  No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

Summary of the 2021 Equity Plan

General. The purpose of the Plan is to advance Granite's interests by attracting and retaining talented and creative employees, directors and consultants who can assist Granite in competing in the marketplace, delivering consistent financial performance and growing shareholder value. The 2021 Equity Plan is designed to attract and retain such individuals by granting stock options, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards.

Shares Available for Awards. Subject to adjustments for changes in capitalization, the maximum aggregate number of shares that will be authorized for awards granted under the 2021 Equity Plan will be 2,915,665 shares, less one share for every one share issued in payment of any award granted under the 2012 Equity Plan after March 31, 2021 and prior to the shareholder approval date. After the shareholder approval date, no awards many be granted under the 2012 Equity Plan.

If (i) any shares subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right) or (ii) after March 31, 2021 any shares subject to an award under the 2012 Equity Plan are forfeited, an award under the 2012 Equity Plan expires or otherwise terminates without issuance of such shares, or an award under the 2012 Equity Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right), then in each such case the shares subject to the award will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2021 Equity Plan on a one-for-one basis. In the event that withholding related to tax-related items arising from awards other than stock options or stock appreciation rights granted under the Plan (or after March 31, 2021, awards other than options or stock appreciation rights granted under the 2012 Equity Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld will be added to the shares available for grant under the 2021 Equity Plan on a one-for-one basis. The following shares will not be added back to the shares available for grant under the 2021 Equity Plan: (i) shares surrendered or tendered by a participant or withheld by the Company in payment of the exercise price of an option granted under the 2021 Equity Plan (or after March 31, 2021, an option granted under the 2012 Equity Plan); (ii) shares tendered (either actually or by attestation) by a participant or withheld by the Company for tax-related Items arising from an option or stock appreciation right granted under the 2021 Equity Plan (or after March 31, 2021, an option or stock appreciation right granted under the 2012 Equity Plan); (iii) shares subject to stock appreciation rights granted under the 2021 Equity Plan (or after March 31, 2021, stock appreciation rights granted under the 2012 Equity Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options granted under the 2021 Equity Plan (or after March 31, 2021, options granted under the 2012 Equity Plan).

Appropriate adjustments will be made to the limit on shares available under the 2021 Equity Plan, to the other numerical limits on awards described in this proposal, to the class and number of securities subject to outstanding awards and to the price per share of stock subject to outstanding awards upon any consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction affecting Granite's capital structure.

Certain Award Limits. In addition to the limitation described above in the total number of shares of our common stock that will be authorized for issuance under the 2021 Equity Plan, the 2021 Equity Plan includes other award limitations, including:

•	No more than 2,915,665 shares may be issued upon the exercise of incentive stock options granted under the 2021 Equity Plan; and

•	The aggregate dollar value of equity-based awards and cash compensation granted to a non-employee director during a fiscal year may not exceed $700,000.

Administration. The 2021 Equity Plan is administered by the Committee but may also be administered by the Board. Subject to the provisions of the 2021 Equity Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. The Committee may amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2021 Equity Plan provides, subject to certain limitations, for indemnification by Granite of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2021 Equity Plan. All awards granted under the 2021 Equity Plan will be evidenced by a written agreement between Granite and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2021 Equity Plan. The Committee will interpret the 2021 Equity Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2021 Equity Plan or any award.

Prohibition of Option Repricing. The 2021 Equity Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our shareholders, the Committee may not: lower the exercise price of any outstanding option or stock appreciation right; settle, cancel or exchange any outstanding option or stock appreciation right in consideration for the grant of a new award with a lower exercise price or for a cash payment when the exercise price of the option exceeds the fair market value of the underlying stock (except in connection with a change in control); or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which Granite’s shares are listed.

Eligibility. Incentive stock options may be granted only to employees of Granite or of any present or future parent or subsidiary corporations of Granite. Awards other than incentive stock options may be granted to employees, consultants and directors. As of March 31, 2021, we had approximately 2,500 employees employed in the United States, including 7 executive officers, and 10 directors who were eligible to participate in the 2021 Equity Plan. As of March 31, 2021, Granite maintained relationships with zero consultants who were eligible to participate in the 2021 Equity Plan.

Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option shall not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Granite or any parent or subsidiary corporation of Granite (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Granite common stock on the date of grant.

The 2021 Equity Plan provides that the option exercise price may be paid in cash, by check, in a cash equivalent, by means of a broker-assisted cashless exercise (to the extent legally permitted), by tender to Granite of shares of common stock owned by the participant having a fair market value not less than the exercise price, if an option is a nonstatutory option and subject to certain conditions, by a "net exercise" arrangement whereby Granite will reduce the number of shares issuable upon exercise by the number of shares with the fair market value of the exercise price, in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable award agreement or by any combination of the foregoing. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for tax-related obligations, if any, relating to the exercise of the option, including, if permitted by Granite, through the participant's surrender of a portion of the option shares to Granite.

Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee at the time of grant. The maximum term of any option granted under the 2021 Equity Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for 30 days following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for six months, or if service is terminated for cause, the option will terminate immediately. If a participant retires, the option will remain exercisable over a period determined by the Committee. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date.

Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Non-statutory stock options granted under the 2021 Equity Plan may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. In no event may an option be transferred for consideration to a third-party financial institution. The 2021 Equity Plan provides that participants may not be credited with dividends or dividend equivalents with respect to shares of stock underlying an option.

Restricted Stock. Awards of restricted stock may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a restricted stock agreement. Restricted stock may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as performance criteria (see discussion under "Performance Awards" below) established by the Committee. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service, subject to the terms of the applicable award agreement. Participants holding restricted stock will have the right to vote the shares and may, if the Committee determines, be credited with dividends and other distributions, except that any dividends or other distributions credited with respect to a restricted stock award will be settled only if, when and to the extent that such restricted stock award vests.

Restricted Stock Units. The 2021 Equity Plan authorizes the Committee to grant awards of restricted stock units, which represent rights to receive shares of Granite common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to Granite. The Committee may grant restricted stock unit awards subject to vesting conditions similar to those applicable to restricted stock awards, including on the basis of the attainment of performance goals (see discussion under "Performance Awards" below). Restricted stock units may not be sold or otherwise transferred or pledged. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service, subject to the terms of the applicable award agreement. Participants have no voting rights with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. Participants may, if the Committee so determines, be credited with dividend equivalents paid with respect to shares underlying a restricted stock unit award in a manner determined by the Committee in its sole discretion; provided that any dividend equivalents credited with respect to a restricted stock unit award will be settled only if, when and to the extent that such restricted stock unit award vests.

Performance Awards. The 2021 Equity Plan authorizes the Committee to grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in the participant's award agreement. These awards may be designated as performance shares or performance units. Performance shares and performance units generally have initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

The Committee will establish one or more performance goals applicable to the award. Performance goals may be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of Granite and each parent and subsidiary corporation consolidated with Granite for financial reporting purposes, or such division or business unit of Granite as may be selected by the Committee. The target levels with respect to performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The Committee has discretion to make adjustments in the method of calculating the attainment of performance goals for a performance period.

Following completion of the applicable performance period, the Committee may determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee has discretion, on the basis of such criteria as may be established by the Committee, to decrease the value of an award payable upon its settlement. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock; provided that any dividend equivalents credited with respect to a performance share or performance unit award will be settled only if, when and to the extent that such performance share or performance unit award vests. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Other Stock-Based Awards. The 2021 Equity Plan authorizes the Committee to grant other stock-based awards, which are awards valued in whole or in part by reference to, or otherwise based on, Granite common stock, including the appreciation in value thereof, and which may be granted alone or in addition to stock awards. The Committee has the authority to determine the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of their terms and conditions. Any dividend equivalents credited with respect to other stock-based awards will be settled only if, when and to the extent that such other stock-based awards vest.

Change in Control. Unless provided otherwise in an award agreement, if a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or its parent may either assume all outstanding awards or substitute new awards having an equivalent value. Performance shares or performance unit awards may be substituted for awards that are subject to vesting based on the continuous service of the participant. If the outstanding awards are not assumed or replaced, then all unexercisable, unvested or unpaid portions of the outstanding awards will become immediately exercisable and vested as of the effective date of the Change in Control.

The 2021 Equity Plan provides that if a participant's service is terminated without cause (as defined in the 2021 Equity Plan) or for good reason (as defined in the 2021 Equity Plan) within 24 months following a Change in Control, notwithstanding any provision of the 2021 Equity Plan or any award agreement to the contrary, all of the participant's outstanding awards will become immediately exercisable and vested as of the date of the participant's termination of service. In the case of performance units or performance share awards, all performance goals or other vesting criteria will be deemed achieved at 100% of the target levels and all other terms and conditions will be deemed met as of the date of the participant's termination of service.

In the event of a Change in Control, the Committee has discretion, upon 10 days' advance notice, to cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based on the price per share of common stock received or to be received by other shareholders of Granite in the Change in Control event. In the case of any option with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the Change in Control, the Committee may cancel the option without the payment of consideration therefor.

Clawback/Recovery of Awards. All awards granted under the 2021 Equity Plan will be subject to recoupment in accordance with the Company’s current clawback policy or any clawback policy that Granite is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Granite's securities are listed or as is otherwise required by applicable law, if any. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property.

Termination or Amendment. The 2021 Equity Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2021 Equity Plan have been issued and all restrictions on such shares under the terms of the 2021 Equity Plan and the agreements evidencing awards granted under the 2021 Equity Plan have lapsed, or (iii) April 1, 2031. The Committee may terminate or amend the 2021 Equity Plan at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which our common stock is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2021 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Non-Statutory Stock Options. Options not designated or qualifying as incentive stock options will be non-statutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon the exercise of a non-statutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Awards. A participant generally will recognize no income upon the grant of a performance shares or performance units. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Restricted Stock"), or settlement date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date or settlement date, except to the extent such deduction is limited by applicable provisions of the Code.

New Plan Benefits

No awards have been granted under the 2021 Equity Plan. Any future awards under the 2021 Equity Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the 2021 Equity Plan, will depend on a number of factors, including the fair market value of our common stock on future dates, actual performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2021 Equity Plan.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors believes that approval of the 2021 Equity Plan is in the best interests of Granite and its stockholders for the reasons stated above.

The Board of Directors unanimously recommends a vote “FOR” this proposal to approve the Granite Construction Incorporated 2021 Equity Incentive Plan.

Proposal 4: Ratification of Independent Registered Public Accounting Firm

 The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite's independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite's bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Granite and our shareholders.

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021.

Independent Registered Public Accountants

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2020 and December 31, 2019 were:

	2020	2019
Audit Fees(1)	$12,263,057	$5,145,475
Audit-Related Fees(2)	$0	$136,000
All Other Fees(3)	$8,000	$133,400
Total	$12,271,057	$5,414,875

(1) Audit Fees paid in 2019 and 2020 were for professional services rendered for the audits of Granite's consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews and audit related expenses.

(2) Audit-Related Fees paid in 2019 were for pre-qualifications.

(3) All Other Fees include diversity and inclusion study, inform, and disclosure checklist paid in 2019 and the disclosure checklist, benchmarking services and inform in 2020.

Audit/Compliance Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2020, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP's provision of such non-audit services is compatible with maintaining their independence.

Report of the Audit/Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite's accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite's system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite's financial statements, (4) the qualifications and independence of Granite's independent registered public accounting firm, (5) Granite's compliance with legal and regulatory requirements, and (6) Granite's Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed Annual Report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite's audited financial statements with generally accepted accounting principles, its judgments as to the quality of Granite's accounting principles, the clarity of disclosures in the financial statements and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and SEC. In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor's independence from Granite and its management, and the matters in the written disclosures and the letter received by the Audit/Compliance Committee from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite's internal controls, including internal control over financial reporting, and the overall quality of Granite's financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite's quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the principal executive officer and the principal financial officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite's Board of Directors that Granite's audited financial statements be included in Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	Molly C. Campbell	Alan P. Krusi
	David C. Darnell	Jeffrey J. Lyash

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Transactions with Related Persons

Granite's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee's review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee's approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee's later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.

The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer's compensation is required to be reported in Granite's proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer's compensation would be reported in Granite's proxy statement if the executive officer were a "named executive officer" and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite's proxy statement; (iii) any transaction with another company at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

Stock Ownership of Beneficial Owners and Certain Management

The following table provides information regarding the ownership of our common stock as of February 28, 2021 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers, and all of our current directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc.(3)	7,141,891	15.6%
55 East 52nd Street
New York, NY 10055
FMR LLC(4)	6,483,356	14.2%
245 Summer Street
Boston, MA 02210
The Vanguard Group(5)	4,841,930	10.6%
100 Vanguard Blvd.
Malvern, PA 19355
Capital Research Global Investors(6)	3,365,500	7.4%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071
Fuller & Thaler Asset Management, Inc.(7)	2,828,477	6.2%
411 Borel Avenue, Suite 300
San Mateo, CA 94402
Dimensional Fund Advisors LP(8)	2,417,185	5.3%
Building One
6300 Bee Cave Road
Austin, TX 78746
Claes G. Bjork	38,692	*
Molly Campbell	2,651	*
David C. Darnell	7,148	*
Patricia D. Galloway	3,215	*
David H. Kelsey	10,530	*
Jeffrey J. Lyash	4,533	*
Celeste B. Mastin	7,148	*
Michael F. McNally	3,198	*
Alan Krusi	4,577	*
Gaddi H. Vasquez(9)	2,613	*
Kyle Larkin(10)	14,136	*
Jigisha Desai(11)	36,781	*
James A. Radich	5,946	*
James D. Richards(12)	46,443	*
Michael Tatusko(13)	7,959	*
James H. Roberts(14)	242,498	*
All Executive Officers and Directors as a Group (18 Persons)(9-14)	451,494	*

* Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Such shares do not include the individuals’ NQDC shares, if any. Further, except as otherwise provided in the table above, the address of the persons named in the table is: 585 West Beach Street, Watsonville, California 95076.

(2) Calculated on the basis of 45,676,827 shares of common stock issued and outstanding as of February 28, 2021. For all executive officers and directors as a group the percentage is calculated on the basis of the number of shares of common stock issued and outstanding as of February 28, 2021 and includes 23,849 shares of common stock issuable upon the vesting of equity awards within 60 days after February 28, 2021.

(3) Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is 7,141,891 as of December 31, 2020 and (ii) BlackRock has sole voting power with respect to 7,053,256 shares and sole dispositive power with respect to 7,141,891 shares.

(4) Based on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson with the SEC (i) the number of shares beneficially owned by FMR LLC and Ms. Johnson is 6,483,356 as of December 31, 2020, (ii) FMR LLC has sole voting power with respect to 251,043 shares and sole dispositive power with respect to 6,483,356 shares and (iii) Ms. Johnson has sole dispositive power with respect to 6,483,356 shares.

(5) Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC (i) the number of shares beneficially owned is 4,841,930 as of December 31, 2020 and (ii) Vanguard has shared voting power with respect to 50,952 shares, sole dispositive power with respect to 4,750,843 shares and shared dispositive power with respect to 91,087 shares.

(6) Based on a Schedule 13G filed by Capital Research Global Investors (“CRGI”) with the SEC (i) the number of shares beneficially owned is 3,365,500 as of December 31, 2020 and (ii) CRGI has sole voting and dispositive power with respect to 3,365,500 shares.

(7) Based on a Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. (“FT”) with the SEC (i) the number of shares beneficially owned is 2,828,477 as of December 31, 2020 and (ii) FT has sole voting power with respect to 2,752,408 shares and sole dispositive power with respect to 2,828,477 shares.

(8) Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC (i) the number of shares beneficially owned is 2,417,185 as of December 31, 2020 and (ii) Dimensional has sole voting power with respect to 2,317,519 shares and sole dispositive power with respect to all 2,417,185 shares.

(9) The shares of common stock are held in trust as to which Mr. Vasquez and his spouse share voting and dispositive power.

(10) Includes 8,195 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2021.

(11) Includes 4,507 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Ms. Desai’s account as of February 28, 2021, 1,000 shares owned by her spouse, 24,000 shares held in trust as to which Ms. Desai and her spouse share voting and dispositive power and 3,232 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2021. Subject to continued employment by Granite, Ms. Desai will become eligible to make withdrawals of her ESOP shares when she attains age 55.

(12) Includes 6,495 shares of common stock owned by the ESOP but allocated to Mr. Richards’ account as of February 28, 2021, 35,095 shares held in trust as to which Mr. Richards and his spouse share voting and dispositive power and 3,885 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2021. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Richards is currently eligible to make withdrawals of his ESOP shares.

(13) Includes 5,285 shares of common stock owned by the ESOP but allocated to Mr. Tatusko’s account as of February 28, 2021 and 2,276 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 28, 2021. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Tatusko is currently eligible to make withdrawals of his ESOP shares.

(14) Includes 134,531 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of February 28, 2021. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Roberts is currently eligible to make withdrawals of his ESOP shares.

VOTING INFORMATION

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the Annual Meeting and can vote if you were a shareholder of record of Granite's common stock as of the close of business on April 12, 2021. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 12, 2021, there were 45,791,712 shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?

Shareholders, other than 401(k) Participants, can vote online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting or can vote by proxy in the following three ways:

•	By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on June 1, 2021;

•	By telephone: In the United States and Canada you can vote by telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Time, on June 1, 2021; or

•	By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Time, on June 1, 2021.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

401(k) Participants have the option to vote by proxy in the following three ways:

•	By Internet: You can vote by Internet by following the instructions on your proxy card or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Time, on May 28, 2021;

•	By telephone: In the United States and Canada you can vote by telephone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Time, on May 28, 2021; or

•	By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Time, on May 28, 2021.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board in an uncontested election who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term and until his/her successor is elected and qualified or he/she resigns or until his/her death, retirement or removal, or other cause identified in Granite's bylaws. This means that a majority of votes cast "for" the election of a nominee must exceed the number of votes cast "against" the nominee's election. Each of the other matters identified in the notice will be approved if it receives the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter. Any other matters properly proposed at the meeting, including a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast affirmatively or negatively, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in "street name"), and you do not provide your broker, trust, bank or other nominee with voting instructions, "broker non-votes" may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021.

How Are Votes Counted?

In the election of directors and for all other proposals, you may vote "For," "Against" or "Abstain" with respect to each of the nominees and proposals. If you elect to abstain in the election of directors or any of the other matters, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters, only "For" and "Against" votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and therefore will have no effect on the outcome of the vote on any of these matters.

If you vote by proxy card, telephone or the Internet, your shares will be voted at the Annual Meeting in the manner you indicated. Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:

•	For the election of each of the six (6) director nominees;

•	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;

•	For the approval of the Granite Construction Incorporated 2021 Equity Incentive Plan; and

•

For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021.

As to any other matter that may be properly proposed at the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the Annual Meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by Internet at any time prior to 11:59 p.m., Eastern Time, on,  June 1, 2021, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 11:59 p.m., Eastern Time, on  June 1, 2021, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Time, on June 1, 2021, if you voted by mail. Shareholders, other than 401(k) Participants, may also revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the Annual Meeting. All 401(k) Participants may change their vote by: (i) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Time, on  May 28, 2021, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Time, on May 28, 2021, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Time, on May 28, 2021, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the Annual Meeting and voting electronically if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the Annual Meeting and, except for 401(k) Participants, vote electronically instead of voting by proxy. However even if you intend to attend the meeting, we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite's 401(k) Participants may attend the meeting, they cannot vote electronically at the meeting.

What Constitutes a Quorum?

Granite's bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?

Granite's bylaws and policies specify that, prior to the Annual Meeting; management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the Annual Meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the Annual Meeting, and final results will be published on a Form 8-K to be filed with the SEC within four business days following the Annual Meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

PARTICIPATING IN THE 2021 ANNUAL MEETING OF SHAREHOLDERS

This year’s Annual Meeting will be held exclusively in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 12, 2021, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/GVA2021, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process.

We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 10:15am Pacific Time on June 2, 2021. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

If you have questions you would like to ask at the Annual Meeting, you will have the opportunity submit questions during the Annual Meeting by logging into the online meeting platform at www.virtualshareholdermeeting.com/GVA2021, type your question into the “Ask a Question” field, and click “Submit.” Only stockholders with a valid control number will be allowed to ask questions. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals under consideration or otherwise don’t comply with our meeting procedures. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. If there are appropriate questions pertinent to the proposals under consideration that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions on our website at www.graniteconstruction.com at the "Investors" site. The questions and answers will be available as soon as practicable after the Annual Meeting.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/GVA2021. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the investors page of our website at www.graniteconstruction.com.

Shareholder Proposals to be Presented at the 2022 Annual Meeting of Shareholders

Under Granite's bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's Annual Meeting of Shareholders was released to shareholders. If no meeting was held in the previous year, the date of the Annual Meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our Annual Meeting of Shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite's proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite's bylaws and Rule 14a-8, to be considered for inclusion in Granite's proxy statement or otherwise presented at our 2022 Annual Meeting of Shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite's principal executive offices on or before Friday, December 22, 2021.

Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 21, 2021

M. Craig Hall
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

APPENDIX A

GRANITE CONSTRUCTION INCORPORATED
2021 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors April 1, 2021

Approved by Stockholders June 2, 2021

SECTION 1.	ESTABLISHMENT, PURPOSE, AND TERM OF PLAN

1.1     Establishment. The Granite Construction Incorporated 2021 Equity Incentive Plan is established as of the Effective Date.

1.2     Purpose. The purpose of the Plan is to advance the interests of the Company by attracting and retaining talented and creative Employees, Directors and Consultants, compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Plan seeks to achieve these purposes by providing for Awards in the form of Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and by providing for payments in the form of shares of Stock or cash.

1.3     Term of Plan. The Plan shall remain in effect until the earliest of (a) its termination by the Committee pursuant to Section 14, (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed or (c) the date ten (10) years from the Effective Date.

SECTION 2.	DEFINITIONS AND CONSTRUCTION

2.1     Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)     “Affiliate” means, at the time of determination, any Parent Corporation or Subsidiary Corporation.

(b)     “Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “Restricted Stock Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement” or an “Other Stock-Based Award Agreement.”

(d)     “Board” means the Board of Directors of the Company.

(e)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)     “Cause” means, unless otherwise defined in the Participant’s Award Agreement, employment contract or service contract, the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company's documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of any Participating Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which the Company is required to prepare an accounting restatement; (iv) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of any Participating Company (including, without limitation, the Participant's improper use or disclosure of the confidential or proprietary information of a Participating Company); (v) any intentional act by the Participant which has a material detrimental effect on the reputation or business of a Participating Company; (vi) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.

(g)     "Change in Control" means, except as otherwise provided in the Participation Agreement applicable to a given Participant, the occurrence of any of the following:

(i)     any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than thirty percent (30%) of the total combined voting power of the Company's then-outstanding stock entitled to vote generally in the election of directors;

(ii)     the Company is party to a merger or consolidation which results in the holders of the voting stock of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the stock entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation;

(iii)     the sale or disposition of all or substantially all of the Company's assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or

(iv)     a change in the composition of the Board within any consecutive 12-month period as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (1) or (2) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i)     “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)     “Company” means Granite Construction Incorporated, a Delaware corporation, or any successor corporation thereto.

(k)     “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l)     “Director” means a member of the Board.

(m)     “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.5(a)(i) hereof, the term Disability shall the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined on the date of termination from employment with the Company under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5(a)(i) hereof within the meaning of Section 22(e)(3) of the Code, the Committee, in compliance with Section 409A of the Code, may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by a Participating Company in which a Participant participates or a determination of a Participant's total disability by the Social Security Administration.

(n)     “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.  Notwithstanding anything in the Plan to the contrary, any dividends or Dividend Equivalent credited with respect to an Award shall be settled only if, when and to the extent that such Award vests and the value of the amounts payable with respect to such Award shall be forfeited if such Award does not vest.  For the avoidance of doubt, Participants may not be credited with dividends or Dividend Equivalents paid with respect to shares of Stock underlying an Option (or stock appreciation right).

(o)     “Effective Date” means April 1, 2021.

(p)     “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(q)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)     “Fair Market Value” means, as of any relevant date, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) on the date of determination on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in a source as the Company deems reliable. If the date of determination does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the date of determination. If, on the date of determination, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Committee in compliance with Code Section 422 and Code Section 409A.

(s)     “Good Reason” means, unless otherwise defined in the Participant’s Award Agreement, employment contract or service contract, the occurrence following a Change in Control of any of the following conditions without the Participant's informed written consent, which condition(s) remain(s) in effect thirty (30) days after written notice to the Company from the Participant of such condition(s) and which notice must have been given within sixty (60) days following the initial occurrence of such condition(s): (i) a material diminution in the Participant's authority, duties or responsibilities, causing the Participant's position to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent; (ii) a decrease in the Participant's base salary (except as part of a broad-based reduction plan applicable to substantially all Employees; (iii) a geographical relocation of the Participant's principal office location by more than thirty (30) miles (one-way); or (iv) any material breach of this Plan by the Company with respect to Participant.

(t)     “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u)     "Incumbent Director" means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(v)     “Insider” means an officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)      “Non-Employee Director” means a Director who is not an Employee.

(x)     “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(y)     “Option” means the right to purchase Stock at a stated price for a specified period of time pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(z)     “Other Stock-Based Award” means an award, other than an Option, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, based in whole or in part by reference to the Stock and payable in Stock or cash.

(aa)     “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(bb)     “Participant” means any eligible person who has been granted one or more Awards.

(cc)     “Participating Company” means the Company or any Affiliate.

(dd)     “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(ee)     “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3.

(ff)     “Performance Measure” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. One of or more of, or a combination of, the following Performance Measures may be used by the Committee in its discretion:

● Revenue	● Return on capital	● Return on assets
● Net income or adjusted net income	● Return on net assets	● Overhead
● Gross margin or gross profit margin	● Economic value added	● Earnings before income tax, (EBIT) / pre-tax profit
● Operating margin	● Earnings before income tax, depreciation and amortization (EBITDA)	● Return on equity
● Selling, general and administrative expense (SG&A)	● Net operating profits, net of taxes	● Operating income and adjusted operating income
● Cash flow and operating cash	● Net asset value	● Gross profit
● Earnings per share	● Cost of capital and weighted average cost of capital	● Return on invested capital
● Return on stockholder equity	● Economic profit	● Safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
● Net operating assets	● General and administrative costs
● Total shareholder return	● Backlog

(gg)     “Performance Period” means a period established by the Committee pursuant to Section 9 at the end of which one or more Performance Goals are to be measured.

(hh)     “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(ii)     “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 to receive a payment equal to the value of a Performance Unit (payable in Stock or cash), as determined by the Committee, based upon performance.

(jj)     "Prior Plan" means the Granite Construction Incorporated 2012 Equity Incentive Plan.

(kk)     “Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 7.

(ll)     “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 to receive a share of Stock, or cash in lieu thereof, on a date determined in accordance with the provisions of Section 8 and the Participant’s Award Agreement.

(mm)     “Restriction Period” means the period established in accordance with Section 7.3 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.

(nn)     “Retirement” means (i) with respect to an Employee, termination of employment after attaining the age of 62 and after at least ten (10) years of continuous Service or after attaining the age of 65 and after at least five (5) years of continuous Service, and (ii) with respect to a Non-Employee Director, resignation from Service on the Board after attaining the age of 55 and after at least ten (10) years of continuous Service on the Board.

(oo)     “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(pp)     “Securities Act” means the Securities Act of 1933, as amended.

(qq)     “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, Consultant or Director. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service; provided, however, that if the Participating Company for which the Participant is rendering Service ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Participant’s Service will be considered to have terminated on the date such Participating Company ceases to qualify as an Affiliate. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the first day immediately following such ninety- (90-) day period any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s Service has terminated and the effective date of such termination. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(rr)     “Stock” means the Common Stock of the Company, as adjusted from time to time in accordance with Section 5.3.

(ss)     "Stockholder Approval Date" means the date on which the stockholders of the Company approve the Plan.

(tt)     “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(uu)     “Tax-Related Items” means federal, state and local taxes required by law to be withheld and any employer tax liability shifted to a Participant.

(vv)     “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

(ww)     “Vesting Conditions” mean those conditions established in accordance with Section 7.3 or Section 8.3 of the Plan prior to the satisfaction of which shares or share equivalents subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.

2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3.	ELIGIBILITY AND AWARD LIMITATIONS

3.1     Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or Parent Corporation or Subsidiary Corporation.

3.2     Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors. Eligible persons may be granted more than one (1) Award.

3.3     Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed Two Million Nine Hundred and Fifteen Thousand Six Hundred Sixty-Five (2,915,665) shares. Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's most recent approval of the Plan. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 5.1, subject to adjustment as provided in Section 5.2 and Section 5.3.

3.4     Maximum Number of Shares Issuable to Non-Employee Directors. The aggregate dollar value of Awards and cash compensation granted and paid to a Non-Employee Director with respect to any fiscal year of the Company shall not exceed $700,000. For purposes of this Section 3.4, Awards shall be valued on the date of grant.

SECTION 4.	ADMINISTRATION

4.1     Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive for all purposes and upon all persons whomsoever.

4.2     Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition to the foregoing and to the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to Employees and Consultants, provided that no such officer shall have or obtain authority to grant Awards to himself or herself or to an Insider. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or any officer to whom the Board or the Committee has delegated authority to administer the Plan.

4.3     Administration with Respect to Insiders. With respect to participation in the Plan by Insiders, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

4.4     Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award and the value of a unit;

(b)	to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)	to determine the Fair Market Value of shares of Stock or other property;

(d)

to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise price of any Option, (ii) the method of payment for shares purchased upon the exercise of any Option, (iii) the method for satisfaction of any Tax-Related Items withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to the Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)	to determine whether an Award of Restricted Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f)	to approve one or more forms of Award Agreement;

(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)

to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)

to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)

to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4.5     Repricing. Except as otherwise provided in Section 5.3, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not (i) lower the exercise price of any outstanding Option (or stock appreciation right), (ii) at a time when the exercise price of an Option (or stock appreciation right) exceeds the Fair Market Value of the underlying Stock, settle, cancel or exchange any outstanding Option (or stock appreciation right) in consideration for the grant of a new Award, including an Award with a lower exercise price, or for a cash payment (except in connection with a Change in Control), or (iii) take any other action with respect to an Option (or stock appreciation right) that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

SECTION 5.	STOCK SUBJECT TO PLAN

5.1     Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that shall be authorized for Awards granted under the Plan shall be Two Million Nine Hundred and Fifteen Thousand Six Hundred Sixty-Five (2,915,665) shares,[1] less one (1) share for every one (1) share issued in payment of any award granted under the Prior Plan after December 31, 2020 and prior to the Stockholder Approval Date. After the Stockholder Approval Date, no awards may be granted under the Prior Plan. Any shares of Stock issued hereunder shall consist of authorized but unissued or reacquired shares of Stock not reserved for any other purpose, or any combination thereof. Determinations made in respect of the limitations set forth in this Section 5.1 shall be made in a manner consistent with the rules of the New York Stock Exchange (or any other applicable stock exchange).

[1] Comprised of 570,665 shares that remained available for grant under the Prior Plan as of March 31, 2021 and 2,345,000 incremental shares.  After the Stockholder Approval Date, no awards may be granted under the Prior Plan.

5.2     Share Accounting. If (i) any shares of Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award (including on exercise of a stock appreciation right) or (ii) after March 31, 2021 any shares of Stock subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right), then in each such case the shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the Plan on a one-for-one basis. In the event that withholding related to Tax-Related Items arising from an Award other than an Option or stock appreciation right granted under the Plan (or after March 31, 2021, an award other than option or stock appreciation right granted under the Prior Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the shares available for grant under the Plan: (i) shares surrendered or tendered by a Participant or withheld by the Company in payment of the exercise price of an Option (or after March 31, 2021, an option granted under the Prior Plan); (ii) shares tendered (either actually or by attestation) by a Participant or withheld by the Company for Tax-Related Items arising from an Option or stock appreciation right granted under the Plan (or after March 31, 2021, an option or stock appreciation right granted under the Prior Plan); (iii) shares subject to stock appreciation rights granted under the Plan (or after March 31, 2021, stock appreciation rights granted under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or after March 31, 2021, options granted under the Prior Plan).

5.3     Adjustment in Capitalization. In the event of a Capitalization Adjustment, the Committee will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 5.1, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3.3, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Committee will make such adjustments, and its determination will be final, binding and conclusive.

SECTION 6.	STOCK OPTIONS

6.1     Grant of Options. Subject to the provisions of Sections 1.3, 3 and 5, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 6.2 through 6.7 below.

6.2     Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 409A of the Code and Section 424(a) of the Code.

6.3     Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.4     Payment of Exercise Price. The purchase price of Stock upon exercise of any Option shall be paid in full by such methods as shall be permitted by the Committee or as provided in a Participant’s Award Agreement, which need not be the same for all Participants, and subject to the following:

(a)     Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made

(i)     in cash, by check, or cash equivalent,

(ii)    by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price,

(iii)   by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”),

(iv)    if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy Tax-Related Items withholding obligations,

(v)    in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement, or

(vi)    by any combination thereof.

The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. The proceeds from payment of the Option exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

(b)     Limitations on Forms of Consideration.

(i)     Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(ii)     Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.5     Effect of Termination of Service.

(a)     Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)     Death or Disability. If the Participant’s Service is terminated by reason of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”). If an Option intended to be an Incentive Stock Option is exercised by a Participant more than three (3) months following the Participant’s termination of Service by reason of a Disability which is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, such exercise will be treated as the exercise of a Nonstatutory Stock Option to the extent required by Section 422 of the Code. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(ii)     Retirement. If the Participant’s Service is terminated by reason of the Retirement of the Participant, the Option may be exercised at such time (but in any event no later than the Option Expiration Date) and in such amounts as shall be determined by the Committee at the time of grant of the Option and set forth in the Award Agreement.

(iii)     Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv)     Other Termination of Service. If the Participant’s Service terminates for any reason, except death, Disability, Retirement or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant within thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)     Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 12.1 below regarding compliance with securities laws, the Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c)     Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.6     Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. For the avoidance of doubt, in no event may an Option be transferred for consideration to a third-party financial institution.

6.7     Dividend Equivalents. Participants may not be credited with dividends or Dividend Equivalents paid with respect to shares of Stock underlying an Option.

SECTION 7.	RESTRICTED STOCK

7.1     Grant of Restricted Stock. Subject to the provisions of Section 1.3, 3 and 5, Awards of Restricted Stock may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of Restricted Stock or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of such Award as the Committee shall determine. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 7.2 through 7.6 below.

7.2     Purchase Price. No monetary payment (other than applicable Tax-Related Items withholding) shall be required as a condition of receiving shares of Restricted Stock, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.

7.3     Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. All rights with respect to Restricted Stock granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

7.4     Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted hereunder as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law and under any blue sky or state securities laws applicable to such shares, and may legend the certificates representing the Restricted Stock to give appropriate notice of such restrictions.

7.5     Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares. Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying a Restricted Stock Award in a manner determined by the Committee in its sole discretion, provided that payment of such dividends complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, shares of Stock or Restricted Stock. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding anything to the contrary in the Plan, any dividends credited with respect to a Restricted Stock Award shall be settled only if, when and to the extent that such Restricted Stock Award vests and the value of the amounts payable with respect to such Restricted Stock Award shall be forfeited if such Restricted Stock Award does not vest.

7.6     Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

SECTION 8.	RESTRICTED STOCK UNITS

8.1     Grant of Restricted Stock Units. Subject to the provisions of Sections 1.3, 3 and 5, Awards of Restricted Stock Units may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 8.2 through 8.7 below.

8.2     Purchase Price. No monetary payment (other than applicable Tax-Related Items withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.

8.3     Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

8.4     Voting, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Participants may, if the Committee so determines, be credited with Dividend Equivalents paid with respect to shares of Common Stock underlying a Restricted Stock Unit Award in a manner determined by the Committee in its sole discretion, provided that payment of such Dividend Equivalents complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of Dividend Equivalents, including cash, shares of Stock or Restricted Stock Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. Notwithstanding anything in the Plan to the contrary, any Dividend Equivalents credited with respect to a Restricted Stock Unit Award shall be settled only if, when and to the extent that such Restricted Stock Unit Award vests and the value of the amounts payable with respect to such Restricted Stock Unit Award shall be forfeited if such Restricted Stock Unit Award does not vest.

8.5     Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

8.6     Settlement of Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4), or cash in lieu thereof, for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable Tax-Related Items. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. Any deferral election made pursuant to the terms of this Section 8.6 shall be made by giving notice in a manner and within the time prescribed by the Company and in compliance with Section 409A of the Code.

8.7     Nontransferability of Restricted Stock Unit Awards. Prior to the settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

SECTION 9.	PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1     Grant of Performance Shares or Performance Units. Subject to the provisions of Sections 1.3, 3 and 5, the Committee, at any time and from time to time, may grant Awards of Performance Shares or Performance Units to such Participants and in such amounts, as it shall determine. Each grant of a Performance Share or Performance Unit Award shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject thereto, the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award as the Committee shall determine. No Performance Share or Performance Unit Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Share or Performance Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 9.2 through 9.10 below.

9.2     Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting an Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 5.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final amount payable to the Participant in settlement of a Performance Share or Performance Unit will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3     Establishment of Performance Goals and Performance Period. The Committee, in its discretion, shall establish in writing the Performance Period and Performance Goal(s) applicable to each Performance Share or Performance Unit Award. Such Performance Goal(s), when measured at the end of the Performance Period, shall determine the ultimate value of the Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Share or Performance Unit Award of the terms of such Award, including the Performance Period and applicable Performance Goals.

9.4     Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more Performance Measures of business or financial performance. Unless otherwise set forth in the applicable Award Agreement, Performance Measures shall have the same meanings as used in the Company’s financial statements, or if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the ultimate value of a Performance Share or Performance Unit Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures and/or Performance Goals shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit thereof as may be selected by the Committee. Notwithstanding the foregoing, the Committee may make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period in its discretion.

9.5     Determination of Value of Performance Shares and Performance Units. As soon as practicable following the completion of the Performance Period for each Performance Share and Performance Unit Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have discretion, on the basis of such criteria as may be established by the Committee, to decrease the value of an Award payable upon its settlement.

9.6     Dividend Equivalents. Participants may, if the Committee so determines, be credited with dividends or Dividend Equivalents paid with respect to shares of Common Stock underlying a Performance Share or Performance Unit Award in a manner determined by the Committee in its sole discretion, provided that payment of such dividends or Dividend Equivalents complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of Dividend Equivalents, including cash, shares of Stock, Performance Shares or Performance Units. Any Dividend Equivalents credited with respect to a Performance Share or Performance Unit Award shall be settled only if, when and to the extent that such Performance Share or Performance Unit Award vests and the value of the amounts payable with respect to such Performance Share or Performance Unit Award shall be forfeited if such Performance Share or Performance Unit Award does not vest.

9.7     Form and Timing of Payment. Payment of the ultimate value of a Performance Share or Performance Unit Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.5 and 9.6 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Payments in shares of Stock shall be determined by (i) the Fair Market Value of a share of Stock on the last day of such Performance Period, (ii) the average Fair Market Value of a share of Stock over the first thirty (30) days of such Performance Period or (iii) in such other manner as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment of Dividend Equivalents or interest during the deferral period. Any payment made on a deferred basis shall be made in a manner and within the time prescribed by the Committee and in compliance with Section 409A of the Code.

9.8     Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Share or Performance Unit Award may be fully vested and freely transferable shares or may be shares of Restricted Stock subject to Vesting Conditions as provided in Section 7.3. Any such shares of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to the terms and conditions set forth in Sections 7.3 through 7.6 above.

9.9     Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

9.10     Nontransferability. Prior to settlement in accordance with the provisions of the Plan, no Performance Share or Performance Unit may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Share or Performance Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

SECTION 10.	OTHER STOCK-BASED AWARDS

Other Stock-Based Awards valued in whole or in part by reference to, or otherwise based on, Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards. Subject to the provisions of the Plan, the Committee will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards will be granted, the number of shares of Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock-Based Awards and all other terms and conditions of such Other Stock-Based Awards. Notwithstanding anything in the Plan to the contrary, any Dividend Equivalents credited with respect to an Other Stock-Based Award shall be settled only if, when and to the extent that such Other Stock-Based Award vests and the value of the amounts payable with respect to such Other Stock-Based Award shall be forfeited if such Other Stock-Based Award does not vest.

SECTION 11.	CHANGE IN CONTROL

11.1     Effect of Change in Control. Unless otherwise set forth in the Participant’s Award Agreement, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall either assume all outstanding Awards or substitute new Awards having an equivalent value for such outstanding Awards; provided, however, that Awards that are not assumed or substituted by the Acquiring Corporation shall become immediately exercisable and vested as of the effective date of the Change in Control. In the event the Participant's Service is terminated without Cause or for Good Reason within 24 months following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Awards shall become immediately exercisable and vested as of the date of the Participant's termination of Service.   For purposes of the preceding sentence, all Performance Goals or other vesting criteria for Performance Share or Performance Unit Awards will be deemed achieved at 100% of the target levels and all other terms and conditions will be deemed met as of the date of the Participant's termination of Service. With respect to the assumption or substitution of Performance Shares or Performance Unit Awards as provided for in this Section 11.1, the Acquiring Corporation may substitute Awards therefor that are subject to vesting based on the continuous service of the Participant.

11.2     Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based up on the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor. In the case of any Performance Share or Performance Unit Awards, any applicable Performance Goals or other vesting criteria for will be deemed achieved at 100% of the target levels for purposes of determining payment therefor.

SECTION 12.	REQUIREMENTS OF LAW

12.1     Compliance with Securities Law. The granting of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, securities exchanges or market systems as may be required. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.2     Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

SECTION 13.	TAX WITHHOLDING

Each Participating Company shall have the authority and right to deduct or withhold or require a Participant to remit to the Participating Company, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the appropriate Participating Company, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Stock underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of Stock shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholdings obligations with respect to any taxable event concerning the Grantee or such other person arising as a result of the Plan.

SECTION 14.	AMENDMENT AND TERMINATION OF PLAN

14.1     Amendment and Termination of Plan. The Committee at any time may terminate, and from time to time, may amend, the Plan; provided, however, that no such amendment may be made without approval of the stockholders of the Company to the extent that the Committee deems such stockholder approval to be necessary or advisable for compliance with applicable tax and securities laws or other regulatory requirements, including the requirements of any stock exchange or market system on which the Stock is then listed.

14.2     Effect of Amendment or Termination. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

SECTION 15.	MISCELLANEOUS PROVISIONS

15.1     Stockholder Approval. The Plan must be approved by the stockholders of the Company within twelve (12) months following or twelve (12) months preceding the adoption of the Plan by the Board.

15.2     Sub-Plans. The Committee may, from time to time, establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, however each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

15.3     Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his or her spouse, or if none, the Participant’s children in equal shares, or if none, the Participant’s estate.

15.4     Rights as an Employee, Consultant or Director. No individual, even though eligible pursuant to Section 3, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.

15.5     Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5.3 or another provision of the Plan.

15.6     Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

15.7     Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

15.8     Indemnification. In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of the Participating Company Group, members of the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

15.9     Compliance With Section 409A of the Code. The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.

Anything in this Plan to the contrary notwithstanding, if an Award constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Board shall not be made to the Participant unless the Participant’s termination of employment or service with the Board constitutes a “separation from service” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A of the Code and any the regulations or other guidance thereunder) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any the regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).

15.10     Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 15.10 will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

15.11     Compliance with Section 16(b). With respect to Participants who are Insiders, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. All transactions under the Plan involving Insiders are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Insiders.

15.12     Electronic Delivery. Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

15.13     Clawback/Recovery. All Awards granted under the Plan are and will be subject to recoupment in accordance with the Company's current clawback policy or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Granite Construction Incorporated 2021 Equity Incentive Plan as duly adopted by the Board on April 1, 2021.

GRANITE CONSTRUCTION INCORPORATED

By: Kyle T. Larkin
Title: President and Principal Executive Officer

GRANITE™

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076
ATTN: Betty Kwong

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2021 for shares held directly and by 11:59 P.M. ET on 05/27/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2021 for shares held directly and by 11:59 P.M. ET on 05/27/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. David C. Darnell	☐	☐	☐
1b. Celeste B. Mastin	☐	☐	☐
1c. Gaddi H. Vasquez	☐	☐	☐
1d. Molly C. Campbell	☐	☐	☐
1e. David H. Kelsey	☐	☐	☐
1f. Michael F. McNally	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Advisory vote to approve executive compensation of the named executive officers	☐	☐	☐
3. Proposal to approve the Granite Construction Incorporated 2021 Equity Incentive Plan	☐	☐	☐
4. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000529298_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
June 2, 2021 10:30 AM PT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM Pacific Time on June 2, 2021, www.virtualshareholdermeeting.com/GVA2021, and any adjournment or postponement thereof, (1) as specified upon the proposals listed below and as more particularly described in Granite's Proxy Statement dated April 21, 2021, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000509298_2 R1.0.0.177

GRANITE™

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076
ATTN: Betty Kwong

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2021 for shares held directly and by 11:59 P.M. ET on 05/27/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2021 for shares held directly and by 11:59 P.M. ET on 05/27/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. David C. Darnell	☐	☐	☐
1b. Celeste B. Mastin	☐	☐	☐
1c. Gaddi H. Vasquez	☐	☐	☐
1d. Molly C. Campbell	☐	☐	☐
1e. David H. Kelsey	☐	☐	☐
1f. Michael F. McNally	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Advisory vote to approve executive compensation of the named executive officers	☐	☐	☐
3. Proposal to approve the Granite Construction Incorporated 2021 Equity Incentive Plan	☐	☐	☐
4. To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000519299_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com.

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
June 2, 2021 10:30 AM PT
This proxy is solicited by the Board of Directors

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement for each of the 401(k) Plan, T. Rowe Price has delegated its authority to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for the 401(k) Participant, as applicable, to Broadridge. Any shares allocable to the participant's 401(k) account on the record date will be voted by Broadridge in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS PROXY CARD IS RECEIVED BEFORE 12:00 PM (noon) Eastern Time on May 28, 2021, BUT IF A CHOICE IS NOT SPECIFIED, BROADRIDGE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT'S 401(k) AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (noon) Eastern Time on May 28, 2021, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT'S 401(k) WILL NOT BE VOTED. The 401(k) Participants may revoke a prior vote by following the instructions described in Granite's Proxy Statement dated April 21, 2021. The voting direction submitted to Broadridge by the 401(k) Participants will be confidential.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000509299_2 R1.0.0.177

Continued and to be signed on reverse side